Exhibit 10.1

Execution Version

AMENDMENT NO. 4 TO TERM LOAN AGREEMENT

This AMENDMENT NO. 4 TO TERM LOAN AGREEMENT, dated as of May 28, 2026 (this “Amendment No. 4”), is by and among PIEDMONT OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), PIEDMONT REALTY TRUST, INC. (f/k/a Piedmont Office Realty Trust, Inc.), a Maryland corporation (“Parent”), TRUIST BANK, as the administrative agent (in such capacity, the “Agent”) and as a Lender (in such capacity, “Truist”) and the undersigned Lenders party hereto. Reference is made to that certain Term Loan Agreement, dated as of January 30, 2024, as amended by Amendment No. 1 to Term Loan Agreement dated as of May 6, 2024, Amendment No. 2 to Term Loan Agreement dated as of February 13, 2025, and Amendment No. 3 to Term Loan Agreement dated as of September 16, 2025 (as so amended, the “Credit Agreement”), by and among Borrower, the Lenders referenced therein and the Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested and Morgan Stanley Bank, N.A. (the “New Lender”) and The Toronto-Dominion Bank, New York Branch, JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., and U.S. Bank National Association (the “Increasing Lenders”) have agreed to provide additional term loans in the aggregate amount of $75,000,000 under the Credit Agreement as set forth herein;

WHEREAS, Borrower has requested that the Lenders and the Agent extend the maturity date of the Loans and make certain other amendments to the Credit Agreement, and the Lenders and the Agent are willing to make such changes as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT.

As of the Amendment Effective Date (as defined in Section 4), (a) the Credit Agreement (excluding the Exhibits and Schedules, except for Schedule I as set forth below) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto and (b) Schedule I of the Credit Agreement is restated in its entirety by the Schedule I attached hereto.

SECTION 2. NEW LOANS.

SECTION 2.1 Making of the New Loans. On the Amendment Effective Date, each of the New Lender and the Increasing Lenders severally agrees to make an additional term loan (“New Loans”) to the Borrower pursuant to Section 2.1(a) of the Credit Agreement. Such New Loans shall be subject to the same terms (including, without limitation, the same Type of Loan and the same Termination Date) and shall be considered the same tranche as and pari passu with the existing Loans under the Credit Agreement. From and after the Amendment Effective Date, each reference to the Loans in the Credit Agreement (including, without limitation, in the definition of “Requisite Lenders”) shall be deemed to include the New Loans made by the New Lender and the Increasing Lenders. From and after the making of the New Loans on the Amendment Effective Date, the Lenders and the outstanding principal amount of the Loans shall be as set forth on Schedule I attached hereto.

SECTION 2.2 New Lender. From and after the Amendment Effective Date, the New Lender shall be deemed to be a Lender for all purposes of the Credit Agreement, and each reference to the Lenders in the Credit Agreement (including, without limitation, in the definition of “Requisite Lenders”) shall be deemed to include the New Lender. Without limiting the generality of the foregoing, the New Lender confirms its consent to the appointment of Truist Bank as the Agent in accordance with Article XI of the Credit Agreement.

SECTION 2.3 Representations, Warranties and Agreements of New Lender. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment No. 4 and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to become a Lender, (iii) from and after the Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Second Incremental Commitment and New Loan, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 8.1 and 8.2 of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment No. 4, and (v) it has, independently and without reliance upon the Agent, the Lead Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment No. 4; and (b) agrees that (i) it will, independently and without reliance upon the Agent, the Lead Arranger or any other Lender and their Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND BORROWER.

In order to induce the Agent and the Lenders to enter into this Amendment No. 4, each of Parent and Borrower represents and warrants to each undersigned Lender and the Agent that the following statements are true, correct and complete:

SECTION 3.1 Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of this Amendment No. 4 and the Credit Agreement as amended by this Amendment No. 4 (the “Amended Agreement”, and together with this Amendment No. 4, the “Amendment Documents”) to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. Each of the Amendment Documents has been duly executed and delivered by the duly authorized officers or other representatives of Borrower and Parent and is a legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

SECTION 3.2 The execution, delivery and performance of each of the Amendment Documents in accordance with its terms do not and will not, by the passage of time, the giving of notice, or both: (a) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to Borrower or Parent; (b) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or Parent, or any indenture, agreement or other instrument to which Borrower or Parent is a party or by which it or any of its respective properties may be bound; or (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or Parent.

SECTION 3.3 The representations and warranties made or deemed to be made by each Loan Party and Borrower contained in Article VI of the Credit Agreement and in the Loan Documents to which any of them is a party are and will be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof and the Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of such earlier date and except for changes in factual circumstances not prohibited by the Credit Agreement.

SECTION 3.4 No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 4 that would constitute a Default or Event of Default.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

This Amendment No. 4 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction or waiver of such conditions being referred to as the “Amendment Effective Date”):

A. The Borrower, the Parent, the Agent, the New Lender, the Increasing Lenders and all of the Lenders shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Agent, including, in the case of Parent, the signature page to the Reaffirmation of Facility Guaranty attached to this Amendment No. 4.

B. The Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented at least one (1) Business Day prior to the execution of this Amendment No. 4 (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 12.2 of the Loan Agreement), incurred in connection with this Amendment No. 4.

C. The Agent shall have received a secretary’s certificate from the Borrower (i) either confirming that there have been no changes to its organizational documents since January 30, 2024, or if there have been changes to the Borrower’s organizational documents since such date, certifying as to such changes, and (ii) certifying as to authorization of this Amendment No. 4, good standing of the Borrower and incumbency of officers with respect to this Amendment No. 4 and the transactions contemplated hereby;

D. Execution and delivery to the Agent by the Borrower in favor of each Lender, if requested by such Lender, of a new Note or a replacement Note in an amount equal to sum of its aggregate loan commitment under the Amended Agreement;

E. Delivery to the Agent by King & Spalding LLP and Venable LLP, as counsel to the Borrower, of an opinion addressed to the Lenders and the Agent in form and substance reasonably satisfactory to the Agent;

F. Payment by the Borrower of any agreed upon compensation to the Lenders, and the Agent due and payable on the Amendment Effective Date as set forth in a separate fee letter;

G. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents are true and correct in all material respects (or, in the case of any such representation and warranty that is already qualified by materiality in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any such representation already qualified by materiality, in all respects) as of such earlier date;

H. (i) No Default or Event of Default has occurred and is continuing on the Amendment Effective Date or after giving effect thereto and (ii) the Agent shall have received a Compliance Certificate of the Borrower demonstrating compliance with each financial covenant as if the ratio or amount referred to therein were to be calculated as of the most recent fiscal quarter as to which a Compliance Certificate has been delivered pursuant to Section 8.1(c) of the Credit Agreement after giving pro forma effect to the incurrence of the New Loan on the Amendment Effective Date and the use of proceeds thereof; and

I. The Agent and the Lenders shall have received all documentation and other information regarding the Borrower reasonably requested by them of the Borrower in writing (a) at least 10 Business Days prior to the Amendment Effective Date that is required in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (b) at least 5 Business Days prior to the Amendment Effective Date, a Beneficial Ownership Certificate, to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

Upon satisfaction of the foregoing condition, the Agent shall deliver written notice to the Borrower and the Lenders of the Amendment Effective Date.

SECTION 5. MISCELLANEOUS.

SECTION 5.1 Reference to and Effect on the Credit Agreement and the Other Loan Documents. (a) On and after the effective date of this Amendment No. 4, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment No. 4 shall constitute a “Loan Document” under the Credit Agreement.

(b) Except as specifically amended by this Amendment No. 4, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and performance of this Amendment No. 4 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

(d) This Amendment No. 4 shall not constitute or effect a novation of the obligations of each Loan Party under the Credit Agreement, as amended hereby, and the other Loan Documents.

SECTION 5.2 Headings. Section and subsection headings in this Amendment No. 4 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 4 for any other purpose or be given any substantive effect.

SECTION 5.3 Applicable Law. THIS AMENDMENT NO. 4 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 and 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 5.4 Counterparts; Effectiveness. This Amendment No. 4 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment No. 4 by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment No. 4. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 4 and/or any document to be signed in connection with this Amendment No. 4 and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. Unless set forth in writing to the contrary, execution of this Amendment No. 4 by a Lender shall be deemed conclusive evidence that the conditions precedent to effectiveness set forth in Section 2 shall have been satisfied or waived to the satisfaction of such Lender.

SECTION 5.5 Jurisdictions; Immunities; Waiver of Jury Trial. The provisions of Section 12.4 of the Credit Agreement shall apply to this Amendment No. 4 and are hereby incorporated by reference mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

PIEDMONT OPERATING PARTNERSHIP, LP

By:	Piedmont Realty Trust, Inc., its General Partner

By:	/s/ Laura P. Moon

Name:	Laura P. Moon
Title:	Chief Accounting Officer, Executive Vice President, Treasurer, and Assistant Secretary

PARENT:

PIEDMONT REALTY TRUST, INC.

By:	/s/ Laura P. Moon

Name:	Laura P. Moon
Title:	Chief Accounting Officer, Executive Vice President, Treasurer, and Assistant Secretary

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

TRUIST BANK, as Administrative Agent and as Lender

By:	/s/ C. Vincent Hughes, Jr.
Name:	C. Vincent Hughes, Jr.
Title:	Director

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

JPMORGAN CHASE BANK, N.A., as Lender and Increasing Lender

By:	/s/ Cody Canafax
Name:	Cody Canafax
Title:	Executive Director

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

BANK OF AMERICA, N.A., as Lender and Increasing Lender

By:	/s/ Helen Chan
Name:	Helen Chan
Title:	Vice President

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

WELLS FARGO BANK, N.A., as Lender and Increasing Lender

By:	/s/ Lauren Lema
Name:	Lauren Lema
Title:	Vice President

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Lender and Increasing Lender

By:	/s/ Victoria Roberts
Name:	Victoria Roberts
Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Lender and Increasing Lender

By:	/s/ Germaine R. Korhone
Name:	Germaine R. Korhone
Title:	Senior Vice President

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

MORGAN STANLEY BANK, N.A., as New Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

Reaffirmation of Facility Guaranty

The undersigned Guarantor hereby (a) acknowledges the foregoing Amendment No. 4, (b) reaffirms its guaranty of the Guarantied Obligations (as defined in the Facility Guaranty executed and delivered by such Guarantor) under or in connection with the Loan Agreement, as modified by this Amendment No. 4, in accordance with the Facility Guaranty executed and delivered by such Guarantor, and (c) confirms that its Facility Guaranty shall remain in full force and effect after giving effect to this Amendment No. 4.

PIEDMONT REALTY TRUST, INC.

By:	/s/ Laura P. Moon
Name:	Laura P. Moon
Title:	Chief Accounting Officer, Executive Vice President, Treasurer, and Assistant Secretary

Schedule I

Commitments

Lender	Existing Commitment Amount	Second Incremental Commitment Amount	Outstanding Loans
TRUIST BANK	$120,000,000.00	$0	$120,000,000.00
THE TORONTO-DOMINION BANK, NEW YORK BRANCH	$45,000,000.00	$10,000,000.00	$55,000,000.00
JPMORGAN CHASE BANK, N.A.	$45,000,000.00	$10,000,000.00	$55,000,000.00
BANK OF AMERICA, N.A.	$45,000,000.00	$10,000,000.00	$55,000,000.00
WELLS FARGO BANK, N.A.	$45,000,000.00	$10,000,000.00	$55,000,000.00
U.S. BANK NATIONAL ASSOCIATION	$25,000,000.00	$5,000,000.00	$30,000,000.00
MORGAN STANLEY BANK, N.A.	$0	$30,000,000.00	$30,000,000.00

TOTAL	$325,000,000.00	$75,000,000.00	$400,000,000.00

Exhibit A

Amended Credit Agreement

Exhibit A

CUSIP # 72019EAY3

TERM LOAN AGREEMENT

Dated as of January 30, 2024

by and among

PIEDMONT OPERATING PARTNERSHIP, LP,

as Borrower,

PIEDMONT ~~OFFICE~~ REALTY TRUST, INC. (f/k/a Piedmont Office Realty Trust, Inc.),

as Parent,

TRUIST SECURITIES, INC.

JPMORGAN CHASE BANK, N.A., TD SECURITIES (USA) LLC,

BOFA SECURITIES, INC., and WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

MORGAN STANLEY SENIOR FUNDING, INC. and U.S. BANK NATIONAL

ASSOCIATION,

as Joint Lead Arrangers ~~and Joint Bookrunners~~

TRUIST BANK,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A., TD SECURITIES (USA) LLC,

BANK OF AMERICA, N.A.,

and WELLS FARGO BANK, N.A.,

as Co-Syndication Agents

MORGAN STANLEY SENIOR FUNDING, INC. and U.S. BANK NATIONAL

ASSOCIATION,

as ~~Co-Syndication~~Co-Documentation Agents

and

THE FINANCIAL INSTITUTIONS INITIALLY SIGNATORY HERETO

AND THEIR ASSIGNEES PURSUANT TO SECTION 12.5,

as Lenders

ARTICLE I. DEFINITIONS		1

Section 1.1.	Definitions	1
Section 1.2.	General; References to Times	36
Section 1.3.	Financial Attributes of Non-Wholly Owned Subsidiaries	37
Section 1.4.	Interest Rates; Benchmark Notification	37
Section 1.5.	Divisions	~~36~~37

ARTICLE II. CREDIT FACILITY		38

Section 2.1.	Term Loans	38
Section 2.2.	Rates and Payment of Interest on Loans	~~37~~39
Section 2.3.	Number of Interest Periods	~~38~~39
Section 2.4.	Repayment of Loans	~~38~~40
Section 2.5.	Prepayments	~~38~~40
Section 2.6.	Continuation	40
Section 2.7.	Conversion	41
Section 2.8.	Notes	41
Section 2.9.	[Reserved]	42
Section 2.10.	Termination of Commitments	42
Section 2.11.	Increase in Loans	42
~~Section 2.12.~~	~~Extension of Termination Date.~~	~~43~~

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS		44

Section 3.1.	Payments	44
Section 3.2.	Pro Rata Treatment	46
Section 3.3.	Sharing of Payments, Etc.	46
Section 3.4.	Several Obligations; Funding of Borrowings	47
Section 3.5.	Minimum Amounts	47
Section 3.6.	Fees	47
Section 3.7.	Computations	~~47~~48
Section 3.8.	Usury	~~47~~48
Section 3.9.	Agreement Regarding Interest and Charges	48
Section 3.10.	Statements of Account	49
Section 3.11.	Defaulting Lenders	~~48~~49
Section 3.12.	Taxes	~~49~~50

ARTICLE IV. YIELD PROTECTION, ETC.		53

Section 4.1.	Additional Costs; Capital Adequacy	53
Section 4.2.	Alternate Rate of Interest	55
Section 4.3.	Illegality	57
Section 4.4.	Compensation	57
Section 4.5.	Affected Lenders	~~57~~58
Section 4.6.	Treatment of Affected Loans	~~58~~59
Section 4.7.	Change of Lending Office	~~59~~60

ARTICLE V. CONDITIONS PRECEDENT		~~59~~60

Section 5.1.	Conditions Precedent	~~59~~60

-i-

ARTICLE VI. REPRESENTATIONS AND WARRANTIES		~~62~~63

Section 6.1.	Representations and Warranties	~~62~~63
Section 6.2.	Survival of Representations and Warranties, Etc.	~~68~~69

ARTICLE VII. AFFIRMATIVE COVENANTS		69

Section 7.1.	Preservation of Existence and Similar Matters	69
Section 7.2.	Compliance with Applicable Law	69
Section 7.3.	Maintenance of Property	~~69~~70
Section 7.4.	Conduct of Business	~~69~~70
Section 7.5.	Insurance	~~69~~70
Section 7.6.	Payment of Taxes and Claims	70
Section 7.7.	Visits and Inspections	70
Section 7.8.	Use of Proceeds	~~70~~71
Section 7.9.	Environmental Matters	71
Section 7.10.	Books and Records	~~71~~72
Section 7.11.	Further Assurances	~~71~~72
Section 7.12.	New Subsidiaries/Guarantors	72
Section 7.13.	REIT Status	~~72~~73
Section 7.14.	Exchange Listing	~~72~~73

ARTICLE VIII. INFORMATION		~~72~~73

Section 8.1.	Quarterly Financial Statements	73
Section 8.2.	Year-End Statements	73
Section 8.3.	Compliance Certificate; Other Reports	~~73~~74
Section 8.4.	Other Information	74
Section 8.5.	Electronic Delivery of Certain Information	76
Section 8.6.	Public/Private Information	78

ARTICLE IX. NEGATIVE COVENANTS		78

Section 9.1.	Financial Covenants	78
Section 9.2.	Restricted Payments	79
Section 9.3.	Indebtedness	79
Section 9.4.	[Reserved]	~~79~~80
Section 9.5.	Investments Generally	~~79~~80
Section 9.6.	Liens; Negative Pledges; Other Matters	80
Section 9.7.	Merger, Consolidation, Sales of Assets and Other Arrangements	~~80~~81
Section 9.8.	Fiscal Year	82
Section 9.9.	Modifications of Organizational Documents	82
Section 9.10.	Transactions with Affiliates	82
Section 9.11.	ERISA Exemptions	~~82~~83

-ii-

ARTICLE X. DEFAULT		~~82~~83

Section 10.1.	Events of Default	~~82~~83
Section 10.2.	Remedies Upon Event of Default	86
Section 10.3.	Allocation of Proceeds	87
Section 10.4.	Performance by Agent	~~87~~88
Section 10.5.	Rights Cumulative	88

ARTICLE XI. THE AGENT		88

Section 11.1.	Authorization and Action	88
Section 11.2.	Agent’s Reliance, Etc.	~~89~~90
Section 11.3.	Notice of Defaults	~~90~~91
Section 11.4.	Truist Bank as Lender	~~90~~91
Section 11.5.	Erroneous Payments	91
Section 11.6.	Lender Credit Decision, Etc.	92
Section 11.7.	Indemnification of Agent	93
Section 11.8.	Successor Agent	~~93~~94
Section 11.9.	Titled Agents	~~94~~95
Section 11.10.	Certain ERISA Matters	95

ARTICLE XII. MISCELLANEOUS		96

Section 12.1.	Notices	96
Section 12.2.	Expenses	98
Section 12.3.	Setoff	~~98~~99
Section 12.4.	Litigation; Jurisdiction; Other Matters; Waivers	~~99~~100
Section 12.5.	Successors and Assigns	~~100~~101
Section 12.6.	Amendments	104
Section 12.7.	No Fiduciary Duty, Etc.	~~105~~106
Section 12.8.	Confidentiality	~~106~~107
Section 12.9.	Indemnification	~~108~~109
Section 12.10.	Termination; Survival	~~110~~111
Section 12.11.	Severability of Provisions	~~110~~111
Section 12.12.	GOVERNING LAW	~~110~~111
Section 12.13.	Patriot Act	~~111~~112
Section 12.14.	Counterparts; Effectiveness; Electronic Execution	~~111~~112
Section 12.15.	Obligations with Respect to Loan Parties	~~112~~113
Section 12.16.	Limitation of Liability	~~112~~113
Section 12.17.	Entire Agreement	~~113~~114
Section 12.18.	Construction	~~113~~114
Section 12.19.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~113~~114
Section 12.20.	Acknowledgement Regarding Any Supported QFCs	~~114~~115

-iii-

SCHEDULE I	Commitments
SCHEDULE EP	Excluded Properties
SCHEDULE 1.1(A)	List of Loan Parties
SCHEDULE 6.1(b)	Ownership Structure - Subsidiaries and Unconsolidated Affiliates
SCHEDULE 6.1(f)	Title to Properties; Liens
SCHEDULE 6.1(g)	Indebtedness and Guaranties
SCHEDULE 6.1(h)	Litigation
SCHEDULE 6.1(x)	Unencumbered Assets

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Notice of Continuation
EXHIBIT D	Form of Notice of Conversion
EXHIBIT E	Form of Note
EXHIBIT F-1	Form of U.S. Tax Compliance Certificate
EXHIBIT F-2	Form of U.S. Tax Compliance Certificate
EXHIBIT F-3	Form of U.S. Tax Compliance Certificate
EXHIBIT F-4	Form of U.S. Tax Compliance Certificate
EXHIBIT G	Form of Compliance Certificate
EXHIBIT H	Form of Facility Guaranty

-iv-

THIS TERM LOAN AGREEMENT (this “Agreement”) dated as of January 30, 2024 by and among PIEDMONT OPERATING PARTNERSHIP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), PIEDMONT ~~OFFICE~~ REALTY TRUST, INC. (f/k/a Piedmont Office Realty Trust, Inc.), a corporation formed under the laws of the State of Maryland (the “Parent”), TRUIST SECURITIES, INC., as Lead Arranger and Book Manager (“Lead Arranger” and “Book Manager”), TRUIST BANK, as Administrative Agent (the “Agent”), and each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5(b).

WHEREAS, the Borrower has requested that the Agent and the Lenders agree to make a term loan facility available in the initial aggregate principal amount of $200,000,000 and the Lenders are willing to provide such term loan facility on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Facility Guaranty.

“Acquisition Property” means a Property that has been owned (or ground leased) for fewer than eight (8) complete fiscal quarters.

“Additional Costs” shall mean the items described in Section 4.1.

“Additional Lender” has the meaning given that term in Section 2.11(c).

“Adjusted Daily Simple SOFR Rate” means an interest rate per annum equal to the Daily Simple SOFR; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EBITDA” means, for any given period, (a) the EBITDA of the Parent for such period, plus, (b) without duplication, the Parent’s Share of EBITDA of its Consolidated Subsidiaries and Unconsolidated Affiliates minus (c) Capital Reserves.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Details Form” means an administrative questionnaire completed by each Lender and delivered to the Agent in a form supplied by the Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agent” means Truist Bank, as administrative agent for the Lenders under the terms of this Agreement, and any of its successors.

“Agreement Date” means the date as of which this Agreement is dated.

“Ancillary Document” has the meaning given that term in Section 12.14(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery, money-laundering or corruption.

“Applicable Law” means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means the percentage per annum determined, at any time, based on the Credit Rating of the Parent or the Credit Rating of the Borrower, whichever is higher, in accordance with the levels in the table set forth below (each a “Level”). If the Parent or the Borrower has two Credit Ratings, then the Applicable Margin will be determined based on the Level corresponding to the highest such Credit Rating (with Level 1 being the highest and Level 5 being the lowest) unless the difference between the highest Credit Rating and the lowest Credit Rating is two or more Levels, in which case the Applicable Margin will be determined based on the Level that is one Level below the Level corresponding to the highest Credit Rating. If at any time the Parent or the Borrower has three (3) Credit Ratings, and such Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Credit Ratings is one Level (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin shall be determined based on the Level corresponding to the highest such Credit Rating; and (B) if the difference between such Credit Ratings is two Levels (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Margin shall be determined based on the Level corresponding to the average of the two (2) highest Credit Ratings, provided that if such average is not a recognized rating category, then the Applicable Margin shall be determined based on the Level that would be applicable if the second highest Credit Rating of the three were used. If the Parent or the Borrower has only one of such Credit Ratings (and such Credit Rating is from Moody’s or S&P), then then the Applicable Margin will be determined based on such Credit Rating. If the Parent or the Borrower has neither a Credit Rating from Moody’s nor S&P, then then the Applicable Margin will be determined based on Level 5. Any change in the Credit Rating of the Parent or the

Borrower which would cause it to move to a different Level in such table shall effect a change in the Applicable Margin on the third Business Day after such change in the Credit Rating is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrower pursuant to Section 8.4(l) or otherwise. As of the Agreement Date and thereafter until changed as provided above, the Applicable Margin is determined based on Level 4.

Level	Credit Rating (S&P/Moody’s/Fitch)	Applicable Margin for Term Benchmark Loans and RFR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or higher	~~0.85~~0.75%	0.00%
2	BBB+/~~Baal~~Baa1	~~0.925~~0.80%	0.00%
3	BBB/Baa2	~~1.05~~0.90%	~~0.05~~0.00%
4	BBB-/Baa3	~~1.30~~1.15%	~~0.30~~0.15%
5	< BBB-/Baa3	~~1.70~~1.55%	~~0.70~~0.55%

Notwithstanding the foregoing, if (i) the Total Leverage Ratio as of the last day of the most recently ending fiscal quarter of the Borrower as set forth in the corresponding Compliance Certificate delivered pursuant to Section 8.3 is less than or equal to 35% and the Credit Ratings of the Parent or Borrower from S&P and Moody’s are BBB/Baa2, then Level 2 shall apply and (ii) the Total Leverage Ratio as of the last day of the most recently ending fiscal quarter of the Borrower as set forth in the corresponding Compliance Certificate delivered pursuant to Section 8.3 is less than or equal to 35% and the Credit Ratings of the Parent or Borrower from S&P and Moody’s are BBB-/Baa3, then Level 3 shall apply.

If the Total Leverage Ratio is applicable pursuant to the paragraph above, each change in the Applicable Margin based on the Total Leverage Ratio shall be effective three Business Days after the delivery of the Compliance Certificate for each quarter; provided that if the Borrower fails to deliver a Compliance Certificate when due, the Applicable Margin shall be determined without reference to the paragraph above until three Business Days after the delivery of the required Compliance Certificate for such quarter.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.5), and accepted by the Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 4.2.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, (i) a bankruptcy or insolvency proceeding under Debtor Relief Laws, or (ii) appointment for it of a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Bankruptcy Event shall not result (a) solely by virtue of any ownership or acquisition of any equity interest in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person, or (b) if the bankruptcy court or such receiver, conservator, trustee, administrator, custodian, assignee or other Person confirms or affirms that such Lender will continue to comply with its funding obligations under this Agreement.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 4.2 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 4.2(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.

“Base Rate Loan” means any portion of a Loan bearing interest at a rate based on the Base Rate.

“Benchmark” means, initially, with respect to any (i) Term Benchmark Loan, the Term SOFR Rate or (ii) RFR Loan, the Daily Simple SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate, the Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 4.2.

“Benchmark Replacement” means, for any Available Tenor:

the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and assigns.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago or Charlotte, North Carolina; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.

“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) $.15 per square foot times (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. Any portion of a Property leased under a ground lease to a third party that owns the improvements on such portion of such Property shall not be included in determinations of Capital Reserves. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Parent and the Parent’s Share of all Properties of all Consolidated Subsidiaries and Unconsolidated Affiliates.

“Capitalization Rate” means (i) seven and one-quarter percent (7.25%) for CBD or Urban Infill Properties and (ii) seven and three-quarters percent (7.75%) for all other office and other Properties.

“Capitalized Lease Obligation” means an obligation as lessee under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days after the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“CBD or Urban Infill Property” means, (a) any Property listed on Schedule 6.1(x) and identified as a CBD or Urban Infill Property, (b) any improved Property which is located in Manhattan in New York, New York, the Back Bay, Financial District and Cambridge areas of Boston, Massachusetts, San Francisco, California, Los Angeles, California, or Washington, D.C., or (c) any other improved Property which is located in markets with characteristics similar to those identified in clause (a) or (b) and is designated by the Agent and the Borrower as a CBD or Urban Infill Property from time to time.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Commitment” means, for each Lender, (a) the obligation of such Lender to make ~~a Loan~~Loans to Borrower on the Effective Date ~~pursuant to Section 2.1 on the terms and conditions set forth herein not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Initial Commitment Amount” (the “Initial Commitment”) and (b) the obligation of such Lender to make a Loan to the Borrower on the~~and on the First Incremental Effective Date pursuant to Section 2.1 on the terms and conditions set forth herein not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Existing Commitment Amount” (the “Existing Commitment”) and (b) the obligation of such Lender to make a Loan to the Borrower on the Second Incremental Effective Date pursuant to Section 2.1 on the terms and conditions set forth herein not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Second Incremental Commitment Amount” (the “Second Incremental Commitment”). The aggregate amount of the ~~Initial~~Existing Commitments on the First Incremental Effective Date was $~~200,000,000~~325,000,000 and the aggregate amount of the Second Incremental Commitments on the Second Incremental Effective Date is $~~125,000,000~~75,000,000 .

“Commitment Percentage” means, with respect to any Lender, as applicable, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender’s Commitment and the denominator of which shall be the aggregate amount of all of the Lenders’ Commitments; provided, that, in the event that the Commitments have expired or been terminated pursuant to the terms of this Agreement, “Commitment Percentage” shall mean, with respect to any Lender, as applicable, a fraction (expressed as a percentage), the numerator of which shall be the outstanding principal amount of such Lender’s Loans and the denominator of which shall be the aggregate outstanding principal amount of all of the Lenders’ Loans.

“Communications” has the meaning given to that term in Section 8.5(d).

“Compliance Certificate” has the meaning given that term in Section 8.3.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Subsidiary” means, with respect to a Person as of any date, any other Person which is consolidated with such Person in accordance with GAAP as of such date.

“Construction” means cash expenditures for land and improvements (including indirect costs internally allocated and development costs) on all Properties that are under development or are scheduled to commence development within twelve months as such expenditures are reasonably determined by the Borrower in good faith.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a Term Benchmark Loan from one Interest Period to another Interest Period pursuant to Section 2.6.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.7.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Continuation of a Term Benchmark Loan, and (c) the Conversion of a Base Rate Loan or RFR Loan into a Term Benchmark Loan.

“Credit Party” means the Agent (as administrative agent) or any Lender.

“Credit Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the unpaid principal amount of such Lender’s Loan to (b) the aggregate unpaid principal amount of all Loans.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days after the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).

“Development Property” means a Property currently under development that has not achieved an Occupancy Rate of at least 80%, or on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed. A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least eight (8) complete fiscal quarters shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 80%.

“Dividing Person” has the meaning given that term in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to a Person for any period net income (loss) of such Person for such period, exclusive of the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization; (ii) Interest Expense; (iii) income tax expense; and (iv) extraordinary or non-recurring gains and losses (including but not limited to and without limitation, gains/losses from early extinguishment of debt, impairment charges, and acquisition costs). EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB Accounting Standards Codification 805.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1 shall have been fulfilled or waived in writing by the Requisite Lenders.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender unless such Lender is a Defaulting Lender, (b) an Affiliate of a Lender which Affiliate is a Qualified Institution unless such Lender is a Defaulting Lender or such Affiliate meets the criteria of a Defaulting Lender, (c) an Approved Fund which is a Qualified Institution unless such Approved Fund meets the criteria of a Defaulting Lender, and (d) any other Person (other than a natural person) approved by (i) the Agent and (ii) unless a Default or Event of Default shall exist, the Borrower (each such approval not to be unreasonably withheld or delayed, and the Borrower shall be deemed to have approved such Person unless it shall object by written notice to the Agent within ten (10) Business Days after having received written notice thereof); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is fully developed as an office or industrial property; (b) the Property is owned, or leased under a Ground Lease, entirely by the Borrower and/or a Subsidiary of the Borrower and/or a Partially-Owned Entity; (c) neither such Property, nor any interest of the Borrower, any Subsidiary and/or any Partially-Owned Entity therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (f) of the definition of Permitted Liens) or a Negative Pledge; (d) if such Property is owned or leased by a Subsidiary and/or a Partially-Owned Entity (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary or Partially-Owned Entity is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (f) of the definition of Permitted Liens) or to a Negative Pledge; and (ii) except for Properties owned or leased by a Partially-Owned Entity, the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable; (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; (f) if such Property is owned or leased by a Subsidiary and/or a Partially-Owned Entity that is not a Guarantor, such Subsidiary or Partially-Owned Entity has no (i) Indebtedness (other than (x) Nonrecourse Indebtedness or (y) Indebtedness owed to Borrower or any Subsidiary of Borrower as lender and that has not been pledged or otherwise subjected to any lien by Borrower or such Subsidiary of Borrower) or (ii) other liabilities, including without limitation contingent liabilities, determined in accordance with GAAP, and in any event including obligations in respect of any forward commitment, put right enforceable against such Subsidiary or Partially-Owned Entity, purchase or repurchase obligation or other obligation that requires such Subsidiary or Partially-Owned Entity to acquire any asset; provided that such Subsidiary or Partially-Owned Entity may have liabilities described in this clause (ii) so long as the aggregate amount thereof does not exceed 5% of the total assets of such Subsidiary or Partially-Owned

Entity; and (g) such Property is not owned or leased by any Subsidiary or Partially-Owned Entity (i) which has taken any action described in clauses (i) through (viii) of Section 10.1(f), (ii) which is subject to any proceedings of the type described in Section 10.1(g), (iii) against whom there are judgments or orders for the payment of money or for an injunction of the type described in Section 10.1(i) or (iv) with respect to which Subsidiary’s or Partially-Owned Entity’s Property a warrant, writ of attachment, execution or similar process of the type described in Section 10.1(j) has been issued, in each case whether or not such Sections are applicable to such Subsidiary or Partially-Owned Entity.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. §7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq.; National Environmental Policy Act, 42 U.S.C. §4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

“Equity Forward Contract” means a forward equity contract entered into by the Parent and a Person that is not a Subsidiary of the Parent with respect to common Equity Interests of the Parent.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, but excluding (a) any debt securities convertible into any of the foregoing and any Permitted Indebtedness and (b) any Permitted Indebtedness Hedging Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time and the rules and regulations promulgated thereunder.

“ERISA Group” means the Parent, the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Properties” means those Properties listed and described on Schedule EP attached hereto.

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary and (b) which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed by any other jurisdiction (other than such Taxes imposed solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) Other Connection Taxes, (c) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.5) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) Taxes attributable to such Recipient’s failure to comply with Section 3.12(g), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Commitment” has the meaning given that term in the definition of “Commitment” .

“Existing Revolving Credit Facility” means the $600,000,000 (subject to increase in accordance with its terms) revolving credit facility evidenced by that certain Amended and Restated Revolving Credit Agreement dated as of June 14, 2022 by and among the Borrower, the Parent, the lenders from time to time party thereto as “Lenders”, and JPMorgan Chase Bank, N.A., as Agent.

“Facility Guaranty” means the Guaranty to which the Guarantors are parties substantially in the form of Exhibit H.

“Facility Increase” has the meaning given that term in Section 2.11.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means the certain fee letter dated as of January 30, 2024 by and among the Agent, the Lead Arranger and the Borrower.

“Fees” means the fees and commissions provided for or referred to in Section 3.6 and any other fees payable by the Borrower hereunder or under any other Loan Document.

“First Incremental Effective Date” means the “Amendment Effective Date” as defined in the Second Amendment.

“Fitch” means Fitch Ratings Inc. and its successors.

“Fixed Charges” means, with respect to a Person for any period, the sum (without duplication) of (a) Interest Expense of such Person for such period, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of such Person during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, plus (c) all Preferred Dividends actually paid by such Person during such period plus, when determining Fixed Charges of the Parent, (d) the Parent’s Share of the Fixed Charges of its Consolidated Subsidiaries and Unconsolidated Affiliates.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR Rate shall be 0.0%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“ Fourth Amendment” means Amendment No. 4 to Term Loan Agreement dated as of May 28, 2026 among the Borrower, the Agent and the Lenders party thereto.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, with respect to a Person and for a given period, “funds from operations” as determined and adjusted in accordance with the standards established from time to time by the National Association of Real Estate Investment Trusts.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; provided, however, that as provided herein, when determining the Parent’s compliance with the financial covenants set forth in Section 9.1, only the Parent’s Share of any income, expense, assets and liabilities of a Consolidated Subsidiary shall be included, notwithstanding the requirements of FASB Accounting Standards Codification 810-10.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of 30 years or more from the Agreement Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights, as reasonably determined by the Borrower, customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantor” means any Person that is a party to the Facility Guaranty as a “Guarantor” and in any event shall include the Parent.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means, without duplication: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Increased Amount Date” has the meaning given that term in Section 2.11.

~~“Incremental Commitment” has the meaning given that term in the definition of “Commitment”.~~

~~“Incremental Commitment Amount” has the meaning given that term in the definition of “Commitment”.~~

~~“Incremental Effective Date” means the “Amendment Effective Date” as defined in the Second Amendment.~~

“Indebtedness” means, with respect to a Person, at the time of computation thereof and not on a consolidated basis, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person in respect of any letter of credit or acceptance (whether or not the same have been presented for payment); (e)

all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other exceptions to nonrecourse liability customarily excluded by institutional lenders from exculpation provisions or included in separate indemnification agreements); and (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans shall constitute Indebtedness of the Borrower. In no event, however, shall Indebtedness be deemed to include intercompany Indebtedness that is eliminated upon consolidation in accordance with GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

~~“Initial Commitment” has the meaning given that term in the definition of “Commitment”.~~

“Intellectual Property” has the meaning given that term in Section 6.1(s).

“Interest Expense” means, with respect to a Person and for any period, without duplication, total interest expense of such Person, including capitalized interest not funded under a construction loan interest reserve account, for such period, and excluding any non-cash portion of interest expense attributable to convertible debt under FASB Accounting Standards Codification 470-20 for such period and other non-cash components of interest expense for such period (including, but not limited to, the amortization of financing costs and debt premiums).

“Interest Period” means with respect to any Term Benchmark Loan, the period commencing on the date of the borrowing of such Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a

Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Termination Date, and (iv) no tenor that has been removed from this definition pursuant to Section 4.2(e) shall be available for specification in such Notice of Borrowing, Notice of Continuation or Notice of Conversion. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Lead Arranger” means Truist Securities, Inc., together with its successors and permitted assigns.

“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns.

“Lender-Related Person” has the meaning given that term in Section 12.16(a).

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such in such Lender’s Administrative Details Form, or such other office of such Lender of which such Lender may notify the Agent in writing from time to time.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” the loan made pursuant to and defined in Section 2.1(a).

“Loan Document” means this Agreement, each Note, the Facility Guaranty and each other document or instrument (other than a Derivatives Contract) now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

“Loan Party” means each of the Borrower, the Parent and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations. Schedule 1.1(A) sets forth the Loan Parties in addition to the Parent and the Borrower as of the Agreement Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests so long as such Equity Interest is not redeemable at the option of the holder thereof), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition, or results of operations of the Parent and its Subsidiaries taken as a whole, (b) the ability of (i) the Parent, (ii) the Borrower or (iii) the Parent, the Borrower and the other Loan Parties, taken as a whole, to perform its or their respective obligations (including without limitation all payment obligations) under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Parent, the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maximum Increase Amount” has the meaning given that term in Section 2.11.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Parent, the Borrower or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding acquisition costs for such Property and interest, but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Parent or any Consolidated Subsidiary and any property management fees) minus (c) the Capital Reserves for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of two percent (2%) of the gross revenues for such Property for such period. Notwithstanding the foregoing and for the avoidance of doubt, for purposes of calculating the value of a Property under the definitions of Total Asset Value and Unencumbered Asset Value, the value of rents under leases included in Net Operating Income shall include the effects of “straight-line rent accounting”.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for exceptions for fraud, misapplication of funds, environmental indemnities, and other exceptions to nonrecourse liability customarily excluded by institutional lenders from exculpation provisions or included in separate indemnification agreements) is contractually limited to specific assets of a Person or Persons encumbered by a Lien securing such Indebtedness and (b) Indebtedness of a Subsidiary so long as there is no recourse to the Parent, Borrower, any Guarantor or any Subsidiary that owns or leases an Eligible Property other than recourse in respect of guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, and other exceptions to nonrecourse liability customarily excluded by institutional lenders from exculpation provisions or included in separate indemnification agreements.

“Note” has the meaning given that term in Section 2.8.

“Notice of Borrowing” means a notice in the form of Exhibit B to be delivered to the Agent evidencing the Borrower’s request for a borrowing of the Loans.

“Notice of Continuation” means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.6 evidencing the Borrower’s request for the Continuation of a Term Benchmark Loan.

“Notice of Conversion” means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.7 evidencing the Borrower’s request for the Conversion of a portion of a Loan from one Type to another Type.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property (i) physically occupied by Affiliated tenants in connection with the management and operation of the Borrower’s business and assets, or (ii) actually occupied by non-Affiliated tenants paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 90 or more days to (b) the aggregate net rentable square footage of such Property. For purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within 90 days after the date of such determination.

“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.

“Off-Balance Sheet Obligations” means liabilities and obligations of a Person on a non-consolidated basis in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) including such liabilities and obligations which such Person would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of its report on Form 10-Q or Form 10-K (or their equivalents) if such Person were required to file the same with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to an assignment request by Borrower under Section 4.5).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and assigns.

“Parent’s Share” means the Parent’s pro rata share of the liabilities or assets, as the case may be, of an Unconsolidated Affiliate or Consolidated Subsidiary as reasonably determined by the Parent based upon the Parent’s economic interest in such Unconsolidated Affiliate or Consolidated Subsidiary, as the case may be, as of the date of such determination; provided, that the Parent’s Share of the Borrower shall be deemed to be 100%.

“Partially-Owned Entity” means any Subsidiary of the Borrower (other than a Wholly Owned Subsidiary) or Unconsolidated Affiliate of the Borrower wherein the Borrower or a Wholly-Owned Subsidiary has control, in such Subsidiary’s or Unconsolidated Affiliate’s constituent documents, to cause or prevent sales, refinancings or other dispositions of such Subsidiary’s or Unconsolidated Affiliate’s Properties or to trigger “buy/sale” rights in connection therewith.

“Participant” has the meaning given that term in Section 12.5(d).

“Participant Register” has the meaning given that term in Section 12.5(d).

“Patriot Act” means the USA PATRIOT Act of 2001.

“Payment” has the meaning given that term in Section 11.5(a).

“Payment Notice” has the meaning given that term in Section 11.5(b).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Indebtedness” means convertible debt securities of the Borrower or the Parent (a) that are unsecured, (b) that do not have the benefit of any Guarantee of any Subsidiary (other than the Borrower), (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary “change in control” or “fundamental change” put, (ii) a right to convert such securities into common stock of the Parent, cash or a combination thereof or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), (d) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by the Borrower in good faith), and (e) that are settled upon conversion by the holders thereof in cash or shares of common stock of the Parent or any combination thereof (including convertible securities that require payment of the principal thereof in cash upon a conversion).

“Permitted Indebtedness Hedging Agreement” means (a) a Derivatives Contract pursuant to which the Borrower or the Parent acquires a call or a capped call option requiring the counterparty thereto to deliver to the Borrower or the Parent common stock of the Parent, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) if entered into by the Borrower or the Parent in connection with any Derivatives Contract described in clause (a) above, a Derivatives Contract pursuant to which the Borrower or the Parent issues to the counterparty thereto warrants to acquire common stock of the Parent (or a substantively equivalent derivative transaction) in each case, entered into by the Borrower or the Parent in connection with, and prior to or concurrently with, the issuance of any Permitted Indebtedness.

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Agent for the benefit of the Lenders; (f) Liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or a Guarantor and (g) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 6.1(f).

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other business entity, or a government or any agency or political subdivision thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” has the meaning given to that term in Section 8.5(a).

“Post-Default Rate” means (a) with respect to Loans, a rate per annum equal to the rate otherwise applicable to such Loan plus two percent (2%) and (b) with respect to all other obligations, Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus two percent (2%).

“Preferred Dividends” means, with respect to a Person and for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by such Person. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to such Person or its Consolidated Subsidiaries, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means the ~~rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.~~per annum rate equal to the rate announced publicly by the Administrative Agent from time to time as its prime commercial lending rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with the extensions of credit to debtors.

“Principal Office” means the address of the Agent specified in Section 12.1, or any subsequent office which the Agent shall have specified by written notice to the Borrower and Lenders as the Principal Office of the Agent referred to herein, to which payments due are to be made and at which Loans will be disbursed.

“Property” means any parcel of real property owned or leased (in whole or in part) or operated by the Parent, the Borrower, any Consolidated Subsidiary or any Unconsolidated Affiliate of the Parent and which is located in a state of the United States of America or the District of Columbia.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Institution” means a bank, finance company, insurance company or other financial institution which, at the time of determination, (a) has (or, in the case of a bank which is a subsidiary, such bank’s parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody’s or a comparable rating by a rating agency acceptable to the Agent and (b) has total assets in excess of $5,000,000,000.

“Rating Agencies” means S&P, Moody’s and Fitch.

“Recipient” means (a) the Agent and (b) any Lender, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting, or (3) if such Benchmark is not the Term SOFR Rate or Daily Simple SOFR, the time determined by the Agent in its reasonable discretion.

“Register” has the meaning given that term in Section 12.5(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or treaty or the adoption or making after such date of any change in an interpretation, guideline, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law or treaty (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental

Authority, central bank, monetary authority or comparable agency charged with the interpretation, promulgation, implementation or administration thereof or compliance after such date by any Lender with any rule, regulation, guideline, request or directive regarding capital adequacy, capital or liquidity requirements. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) and (b) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, promulgated, implemented or issued.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, shareholders, directors, officers, employees, agents, counsel and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means, (i) with respect to any Term Benchmark Loan, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR Rate, as applicable.

“Requisite Lenders” means, as of any date, Lenders holding more than 50% of the sum of the aggregate Commitments plus the aggregate outstanding principal amount of the Loans; provided that at any time there are more than two Lenders, Requisite Lenders must consist of at least two Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to the Parent or any Subsidiary, the chief executive officer, the chief financial officer, the treasurer and any executive vice president of the Parent (acting for itself or as general partner of the Borrower) or such Subsidiary.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of an identical or junior class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent or any Subsidiary now or hereafter outstanding.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR Rate.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person (i) listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority or (ii) otherwise the subject of any Sanctions, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Second Amendment” means Amendment No. 2 to Term Loan Agreement dated as of February 13, 2025 among the Borrower, the Agent and the Lenders party thereto.

“Second Incremental Commitment” has the meaning given that term in the definition of “Commitment” .

“Second Incremental Commitment Amount” has the meaning given that term in the definition of “Commitment ”.

“Second Incremental Effective Date” means the “Amendment Effective Date” as defined in the Fourth Amendment.

“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date and that is secured in any manner by any Lien, and, in the case of the Parent, shall include (without duplication) the Parent’s Share of the Secured Indebtedness of its Consolidated Subsidiaries and Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Senior Officer” means the chief executive officer, chief financial officer, Executive Vice President–Capital Markets, chief operating officer, and chief accounting officer of the Parent or the Borrower.

“Significant Subsidiary” means any Subsidiary to which more than 10% of Total Asset Value is attributable.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, when used with respect to any Person, that (a) the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person unless such Affiliate is itself Solvent) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Stabilized Property” means a Property that is not an Acquisition Property, a Development Property or a Transition Property.

“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and, for the Parent or the Borrower, shall include all Persons which are required to be consolidated with the Parent or the Borrower in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Loan” means any portion of a Loan bearing interest at a rate based on the Term Benchmark.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Loan denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Termination Date” means ~~January 29, 2027, or such later date to which the Termination Date may be extended pursuant to Section  2.12~~May 28, 2031.

“Titled Agents” means each of the Joint Lead Arrangers, the Book Manager, the Co-Syndication Agents, and the Co-Documentation Agents named on the cover page hereto, and their respective successors and permitted assigns.

“Total Asset Value” means the sum of all of the following of the Parent and the Parent’s Share of the following (excluding, with respect to Unconsolidated Affiliates, assets of the type described in the following clause (a)) with respect to Consolidated Subsidiaries and Unconsolidated Affiliates: (a) cash, cash equivalents and marketable securities (including cash held in escrow in connection with the completion of Internal Revenue Code Section 1031 “like-kind” exchanges, but excluding security deposits); provided that no such cash and cash equivalents will be added to Total Asset Value to the extent unrestricted cash and cash equivalents (in an amount equal to the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Total Indebtedness that matures within twenty-four (24)

months) have been deducted from Total Indebtedness in the calculation of the financial covenants, plus (b) with respect to each Stabilized Property owned by the Borrower or any Consolidated Subsidiary, the quotient of (i) Net Operating Income attributable to such Property for the fiscal quarter most recently ended times 4, divided by (ii) the applicable Capitalization Rate, plus (c) with respect to each Acquisition Property, each Development Property and each Transition Property, the greater of (i) the undepreciated GAAP book value (after taking into account any impairments) of such Property or (ii) the quotient of (A) Net Operating Income attributable to such Property for the fiscal quarter most recently ended times 4, divided by (B) the applicable Capitalization Rate, plus (d) the GAAP book value (after taking into account any impairments) of Unimproved Land, Mortgage Receivables and other promissory notes, plus (e) the quotient of (i) the management fee income of the Borrower and its Subsidiaries for the fiscal quarter most recently ended times 4, divided by (ii) 15%, plus (f) the undepreciated GAAP book value (after taking into account any impairments) of other tangible assets plus (g) the aggregate positive amount of net cash proceeds that would be due to the Parent from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by the Parent’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (i) the Parent or the counterparty would not reasonably be expected, for any reason, to be able to fulfill its obligations thereunder or (ii) the Parent no longer intends to issue shares sufficient to realize such proceeds. For purposes of determining Total Asset Value, (A) Net Operating Income from Properties disposed of by the Borrower or any Consolidated Subsidiary during the immediately preceding fiscal quarter of the Parent (and, if determining Total Asset Value other than at the end of a fiscal quarter, disposed of by the Borrower or a Consolidated Subsidiary during the current fiscal quarter of the Parent) shall be excluded, (B) if determining Total Asset Value other than at the end of a fiscal quarter, the value of any Stabilized Property acquired during the current fiscal quarter shall be determined in accordance with clause (c)(i) above and (C) if any Property being valued by reference to its Net Operating Income has negative Net Operating Income, the value of such Property shall be deemed to be zero. In no event, however, shall Total Asset Value be deemed to include intercompany loan assets that are eliminated upon consolidation in accordance with GAAP.

For purposes of this definition, to the extent the aggregate Total Asset Value attributable to (1) Development Properties, (2) Transition Properties, (3) Unimproved Land, (4) Mortgage Receivables and other promissory notes and (5) Investments in (x) general and limited partnerships, joint ventures, other Persons which investments are accounted for on an equity basis in accordance with GAAP and (y) Persons that are not Subsidiaries would exceed 35% of the Total Asset Value, such excess shall be excluded.

“Total Indebtedness” means all Indebtedness of the Parent plus the Parent’s Share of all Indebtedness of all Consolidated Subsidiaries and Unconsolidated Affiliates.

“Total Leverage Ratio” has the meaning assigned to such term in Section 9.1(a).

“Transition Property” means, as of any date of determination, a completed Property that (x) is not an Acquisition Property or a Development Property, and was not an Acquisition Property or a Development Property in the fiscal quarter immediately prior to such date of determination, (y) had previously achieved an Occupancy Rate of at least 80%, and (z) has ceased to have an Occupancy Rate of at least 80%. A Property shall be treated as a Transition Property until the earlier of (i) such Property achieving an Occupancy Rate of at least 80% after the Agreement Date, if such Property was a Transition Property on the Agreement Date, or after the date on which such Property most recently became a Transition Property, if such Property became or again becomes a Transition Property after the Agreement Date, or (ii) the end of the eighth (8th) complete fiscal quarter after the Agreement Date or such later date on which such Property most recently became a Transition Property. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, and for the avoidance of doubt, in no event shall any Property be a Transition Property for more than eight (8) consecutive fiscal quarters after becoming a Transition Property, including without limitation any Property that was a Transition Property on or after the date of the Existing Revolving Credit Facility.

“Type” with respect to any portion of a Loan, refers to whether such portion is a Term Benchmark Loan, RFR Loan, or Base Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset Value” means the sum of all of the following of the Parent and the Parent’s Share of the following (excluding assets of the type described in the following clauses (a), (e) and (f) owned by any Partially-Owned Entity) with respect to Wholly Owned Subsidiaries and Partially-Owned Entities: (a) unrestricted cash, cash equivalents and marketable securities (including cash held in escrow in connection with the completion of Internal Revenue Code Section 1031 “like-kind” exchanges, but excluding security deposits); provided that no such cash and cash equivalents will be added to Unencumbered Asset Value to the extent unrestricted cash and cash equivalents (in an amount equal to the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Unsecured Indebtedness that matures within twenty-four (24) months) have been deducted from Unsecured Indebtedness in the calculation of the financial covenants, (b) the Unencumbered NOI (excluding NOI attributable to Acquisition Properties, Development Properties and Transition Properties) for the fiscal quarter most recently ended times 4 divided by the applicable Capitalization Rate, plus (c) with respect to Eligible Properties that are Acquisition Properties or Transition Properties, the greater of (i) the undepreciated GAAP book value (after taking into account any impairments) of such Property or (ii) the value of such Property as calculated in accordance with clause (b) hereof without regard to the parenthetical therein, plus (d) with respect to Development Properties owned by the Borrower, any Subsidiary and/or any Partially-Owned Entity that meet the requirements of clauses (b) through (d), (e) (with respect to title defects and environmental conditions only), (f) and (g) of the definition of “Eligible Property”, the greater of (1) the undepreciated GAAP book value (after taking into account any impairments) of such Property or (2) the value of such Property as calculated in accordance with clause (b) hereof without regard to the parenthetical therein, plus (e) with respect to any Unimproved Land and any Mortgage Receivables secured by a first-priority Mortgage that are owned by the Borrower and/or any Subsidiary and that meet the requirements of clauses (c), (d), (f) and (g) of the definition of “Eligible Property”, the GAAP book value (after taking into account any impairments) of such Unimproved Land and Mortgage Receivables, plus (f) with respect to any other promissory notes that consist of Mortgage Receivables secured by Mortgages that are not a first-priority Mortgage or promissory notes secured by a pledge of direct or indirect equity interests in a real property-owning entity (each a “mezzanine loan”), that are owned by the Borrower and/or any Subsidiary and that meet the requirements of clauses (c), (d), (f) and (g) of the definition of “Eligible Property”, the GAAP book value (after taking into account any impairments) of such promissory note (excluding the portion of the GAAP book value of any promissory note which exceeds 75% of the value of the collateral securing the loan evidenced by such note, where the value of such collateral is determined as follows: (i) if, as of the date of determination, the promissory note was created either during the current fiscal year of the obligor under the mortgage loan that is senior to such promissory note or during the most recently completed fiscal year of such obligor and prior to the delivery of financial information of such obligor for such fiscal year to the Borrower, the value determined by the Borrower in good faith at the time such promissory note was created, and otherwise (ii) (A) the NOI of the real property securing such senior mortgage loan for the most recently completed fiscal year of such obligor for which the financial information of such obligor has been reported to the Borrower as determined by the Borrower in good faith divided by the Capitalization Rate applicable to such real property, less (B) the principal balance of such senior mortgage loan and any other mezzanine loan that is senior to such promissory note) plus (g) the aggregate positive amount of unrestricted net cash proceeds that would be due to the Parent from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by the Parent’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (i) the Parent or the counterparty would not reasonably be expected, for any reason, to be able to fulfill its obligations thereunder or (ii) the Parent no longer intends to issue shares sufficient to realize such proceeds; provided further that the amount under this clause (c) shall be limited to 7.5% of Unencumbered Asset Value, with any excess over such limit being excluded from Unencumbered Asset Value. For purposes of this definition, (A) to the extent the Unencumbered Asset Value attributable to Development Properties, Transition Properties (other than the Excluded Properties), Properties owned or leased by Partially-Owned Entities, Mortgage Receivables, other promissory notes and Unimproved Land would exceed 20% of the Unencumbered Asset Value, such excess shall be excluded, (B) if determining Unencumbered Asset Value other than at the end of a fiscal quarter, the value of any

Property acquired during the current fiscal quarter shall be determined in accordance with clause (c)(i) above and (C) if any Property being valued by reference to its NOI has negative NOI, the value of such Property shall be deemed to be zero. In no event, however, shall Unencumbered Asset Value be deemed to include intercompany loan assets that are eliminated upon consolidation in accordance with GAAP.

“Unencumbered NOI” means, for any period, NOI from all Eligible Properties owned by the Parent plus the Parent’s Share of NOI from all Eligible Properties owned by a Subsidiary or a Partially-Owned Entity.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred and for which no development is scheduled in the following 12 months.

“Unsecured Indebtedness” means Indebtedness which is not Secured Indebtedness.

“Unsecured Interest Expense” means, for a given period, all Interest Expense of the Parent attributable to Unsecured Indebtedness of the Parent for such period plus the Parent’s Share of all Interest Expense of Subsidiaries (and, to the extent that Unencumbered NOI includes NOI with respect to a Property owned in whole or part by an Unconsolidated Affiliate, the Parent’s Share of all Interest Expense of such Unconsolidated Affiliate) attributable to Unsecured Indebtedness of such Subsidiaries (and, if applicable an Unconsolidated Affiliate) for such period.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.12(g)(ii)(B)(iii).

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Wholly Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower and the Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. General; References to Times.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect from time to time; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent and the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, so that such Indebtedness and other liabilities will be valued at the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount, and (ii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated

in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary, a reference to “Consolidated Subsidiary” means a Consolidated Subsidiary of the Parent or a Consolidated Subsidiary of such Consolidated Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to New York, New York time.

Section 1.3. Financial Attributes of Non-Wholly Owned Subsidiaries.

Notwithstanding anything to the contrary contained herein, when determining the Parent’s compliance with any financial covenant contained in any of the Loan Documents, only the Parent’s Share of an Unconsolidated Affiliate or a Consolidated Subsidiary shall be included.

Section 1.4. Interest Rates; Benchmark Notification.

The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 4.2(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.5. Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II. CREDIT FACILITY

Section 2.1. Term Loans.

(a) Generally. On the Effective Date and on the First Incremental Effective Date, each Lender with an ~~Initial~~Existing Commitment made ~~a~~ term ~~loan~~loans (the “~~Initial~~Existing Term Loans”) to the Borrower in Dollars in the amount of its ~~Initial~~Existing Commitment, and such ~~Initial~~Existing Term Loans remain outstanding on the Second Incremental Effective Date. Subject to the terms and conditions hereof and the ~~Second~~Fourth Amendment, each Lender with ~~an~~a Second Incremental Commitment severally and not jointly agrees to make an additional term loan (the “Additional Term Loans”, and together with the ~~Initial~~Existing Term Loans, the “Loans”) to the Borrower in Dollars on the Second Incremental Effective Date in the amount requested by the Borrower, which shall not exceed such Lender’s Second Incremental Commitment. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder nor shall the Commitment of any Lender be increased or decreased as a result of any such failure. The Loans, or any portion thereof, may be any of a Base Rate Loan, an RFR Loan or a Term Benchmark Loan, as determined by the Borrower in any Notice of Borrowing, any Notice of Continuation, any Notice of Conversion or as otherwise provided in this Agreement. The Commitments, with respect to the making of the Loans (and not with respect to the obligations of the Lenders to convert or continue any Loans), shall expire upon the borrowing of such Loans.

(b) Requesting Loans. The Borrower shall give the Agent notice pursuant to the Notice of Borrowing of the borrowing of Loans on the Effective Date, the First Incremental Effective Date or the Second Incremental Effective Date, as applicable, no later than 11:00 a.m. (i) in the case of Term Benchmark Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans and RFR Loans, on the date one Business Day prior to the proposed date of such borrowing. Such Notice of Borrowing shall be irrevocable once given and binding on the Borrower.

(c) Disbursements of Loan Proceeds. No later than 11:00 a.m. on the Effective Date, the First Incremental Effective Date or the Second Incremental Effective Date, as applicable, specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Loan to be made by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Agent will make the proceeds of such borrowing so received by the Agent from the Lenders available to the Borrower no later than 1:00 p.m. on the Effective Date, the First Incremental Effective Date or the Second Incremental Effective Date, as applicable, and to the account specified by the Borrower in such Notice of Borrowing.

Section 2.2. Rates and Payment of Interest on Loans.

(a) Rates. Subject to Section 4.2 and Section 4.3, the Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) during such periods as any portion of the Loans is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin;

(ii) during such periods as any portion of the Loans is an RFR Loan, at the Adjusted Daily Simple SOFR Rate for such Loan plus the Applicable Margin; and

(iii) during such periods as any portion of the Loans is a Term Benchmark Loan, at the Adjusted Term SOFR Rate for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of the Loans made by such Lender and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. Accrued and unpaid interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly in arrears on the first day of each calendar quarter (including, without limitation, any interest payable with respect to a Base Rate Loan that was Converted to or Converted from a Term Benchmark Loan or RFR Loan during such prior quarter) and on the Termination Date, (ii) in the case of an RFR Loan, monthly in arrears on the first day of each calendar month (including, without limitation, any interest payable with respect to an RFR Loan that was Converted to or Converted from a Base Rate Loan or a Term Benchmark Loan during such prior month) and on the Termination Date, (iii) in the case of a Term Benchmark Loan, in arrears on the last day of each Interest Period therefor, and, if such Interest Period is longer than three months, at each three-month anniversary of the first day of such Interest Period (including, without limitation, any interest payable with respect to a Term Benchmark Loan or any portion thereof that was Converted to or Converted from a Base Rate Loan or an RFR Loan during such prior quarter) and on the Termination Date, and (iv) in the case of any Loan, in arrears upon the payment, prepayment or Continuation thereof (but only on the principal amount so paid, prepaid or Continued). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.3. Number of Interest Periods.

There may be no more than four (4) different Interest Periods for Term Benchmark Loans outstanding at the same time.

Section 2.4. Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Termination Date. Any Loans that are prepaid may not be reborrowed.

Section 2.5. Prepayments.

(a) Optional. Subject to Section 4.4, the Borrower may, upon written notice to the Agent, prepay the Loans, in whole or in part, at any time without premium or penalty provided that (i) such notice must be in a form reasonably acceptable to the Agent (which, subject to Section 4.4, may be conditioned upon closing of another transaction or the occurrence of another event) and be received by the Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of any Term Benchmark Loans and (B) one (1) Business Day prior to any date of prepayment of any Base Rate Loans or RFR Loans; (ii) any prepayment of Loans shall be in a minimum principal amount specified in Section 3.5. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Commitment Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term Benchmark Loan, any additional amounts required pursuant to Section 4.4. Subject to Section 3.11, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Commitment Percentage.

(b) [Reserved].

(c) Derivatives Contracts. No repayment or prepayment pursuant to this Section shall affect any of the Borrower’s obligations under any Derivatives Contract between the Borrower and any Lender (or any Affiliate of any Lender).

Section 2.6. Continuation.

So long as no Default or Event of Default shall exist, the Borrower may on any Business Day, with respect to any Term Benchmark Loan, elect to maintain such Term Benchmark Loan or any portion thereof as a Term Benchmark Loan by selecting a new Interest Period for such Term Benchmark Loan or any portion thereof. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the Term Benchmark Loan and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any Term Benchmark Loan in accordance with this Section, then, so long as no Default or Event of Default shall exist such Loan will automatically, on the last day of the current Interest Period therefore, Continue as a Term Benchmark Loan with an Interest Period of one month. If a Default or Event of Default shall exist, each Term Benchmark Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.7 or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.7. Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan or an RFR Loan may not be Converted to a Term Benchmark Loan if a Default or Event of Default shall exist. Any Conversion of a Term Benchmark Loan into a Base Rate Loan or an RFR Loan shall be made on, and only on, the last day of an Interest Period for such Term Benchmark Loan. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans or RFR Loans and on the third Business Day prior to the date of any proposed Conversion into Term Benchmark Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a Term Benchmark Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.8. Notes.

(a) Notes. Unless a Lender requests not to receive a Note, the Loan made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit E (each a “Note”), payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a principal amount equal to the amount of its Commitment as originally in effect (or if such Lender was not a Lender on the Effective Date, in a principal amount equal to the initial principal amount of the Loan of such Lender) and otherwise duly completed.

(b) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of the Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower, absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents.

(c) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that the Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.9. [Reserved].

Section 2.10. Termination of Commitments.

Any unused Commitments shall automatically terminate on the date of the borrowing of Loans pursuant to Section 2.1(a).

Section 2.11. Increase in Loans.

(a) Request for Increase. The Borrower may, by written notice to the Agent on one or more occasions on or after the Effective Date, elect to request an increase to the existing Loans (any such increase, the “Increased Loans”), by an aggregate amount of up to $~~175,000,000~~150,000,000 that would result in the sum of all Loans (both existing Loans and Increased Loans) not exceeding $~~500,000,000~~550,000,000 in the aggregate (each such amount in addition to the Loans as of the Effective Date, a “Facility Increase” and the maximum aggregate increase, the “Maximum Increase Amount”) and not less than $25,000,000 per request (or such lesser amount which shall be approved by the Agent or such lesser amount that shall constitute the difference between the Maximum Increase Amount and the sum of all such Increased Loans), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Increased Loans shall be effective, which shall be a date not less than 10 Business Days, nor more than 30 Business Days after the date on which such notice is delivered to the Agent (provided the Borrower may also invite prospective lenders to respond). At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days after the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Loans and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its total Loans.

(c) Notification by the Agent, Additional Lenders. The Agent shall notify the Borrower and each Lender of the Lenders’ and prospective lenders’ responses to each request made hereunder. To achieve the full amount of a requested Facility Increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Agent, the Borrower and their respective counsel. If any prospective lender agrees to fund any portion of the requested Facility Increase (an “Additional Lender”), such Additional Lender shall become a Lender hereunder pursuant to such joinder agreement in form and substance reasonably satisfactory to the Agent and its counsel.

(d) Conditions to Effectiveness of Facility Increase. Such Increased Loans shall become effective as of such Increased Amount Date, subject to the satisfaction of each of the following conditions precedent, as determined by the Agent in its good faith judgment:

(i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Facility Increase;

(ii) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on the Increased Amount Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of such earlier date);

(iii) any Additional Lender shall be subject to the requirements set forth in Section 3.12 and shall become a Lender hereunder;

(iv) the Borrower shall make any payments required pursuant to Section 4.4 in connection with the Increased Loans;

(v) the Borrower shall deliver or cause to be delivered any promissory notes, certificates, legal opinions, resolutions or other documents reasonably requested by the Agent in connection with any such transaction, consistent with those delivered on the Effective Date under Section 5.1;

(vi) as requested by the Agent, the Loan Parties shall have acknowledged and ratified that their obligations under the applicable Loan Documents remain in full force and effect, and continue to guaranty the Obligations under the Loan Documents, as modified by the applicable Facility Increase and the implementation thereof;

(vii) the Borrower shall have paid, pursuant to separate agreements between the Borrower and the Agent, the arranger for the Facility Increase, the Lenders increasing their Loans and/or the Additional Lenders, (A) all reasonable costs and expenses incurred by the Agent in connection with the applicable Facility Increase and (B) any fees that the Borrower has agreed to pay to the arranger for the Facility Increase, the Lenders increasing their Loans and/or the Additional Lenders in connection with such Facility Increase; and

(viii) upon the reasonable request of any Lender (including any Additional Lender) made at least ten (10) days prior to the effective date of such Facility Increase, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the effective date of such Facility Increase and (B) at least five (5) days prior to the effective date of such Facility Increase, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(e) Additional Facility Increase Matters

Each joinder agreement executed in connection with a Facility Increase may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the good faith judgment of the Agent, to effect the provisions of this Section 2.11, subject to approval by the Borrower; provided however, that any amendments to Articles V through X that adversely affect a Lender shall be subject to Section 12.6. Notwithstanding anything to the contrary set forth in this Agreement (including Section 12.6(b)), such permitted amendments shall include (A) the Additional Lenders as “Lenders” hereunder, and (B) the Increased Loans as “Loans” hereunder. All such amendments and joinder agreements entered into with the applicable Loan Parties by the Agent which comply with the provisions of this Section 2.11 shall be binding and conclusive on all Lenders.

~~Section 2.12. Extension of Termination Date.~~

~~The Borrower shall have the right, exercisable twice, to extend the Termination Date by six (6) months per extension (for a maximum total extension of one year to January 29, 2028). The Borrower may exercise such right only by executing and delivering to the Agent at least 30 days but not more than 90 days prior to the current Termination Date, a written request for such extension (an “Extension Request”). The Agent shall forward to each Lender a copy of the Extension Request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended for six (6) months effective upon receipt of the Extension Request and payment of the fee referred to in the following clause (b): (a) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and (b) the Borrower shall have paid the Fees payable under Section 3.6(b).~~

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1. Payments.

(a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.3, the

Borrower may, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

(b) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.1(c) or Section 11.7, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender for the benefit of the Agent to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.

(c) Unless the Agent shall have received notice from a Lender prior to the proposed date of any advance of Term Benchmark Loans (or, in the case of any requested advance of Base Rate Loans or RFR Loans, prior to 12:00 noon on the date of such requested advance) that such Lender will not make available to the Agent such Lender’s share of such advance, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance of Loans available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made the by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable advance of Loans to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such advance of Loans. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent. A notice of the Agent to any Lender with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(d) Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of the Lenders that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Agent makes for the account of the Lenders as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. A notice of the Agent to the Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

(e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due to such parties, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1 shall be made from the Lenders and each termination or reduction of the amount of the Commitments under Section 2.10 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitment Percentages; (b) each payment or prepayment of principal of the Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (c) each payment of interest on the Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (d) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.6) shall be made pro rata among the Lenders according to the amounts of their respective Commitment Percentages and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous.

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, the Loans made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this

Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2 or Section 10.3, as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2 or Section 10.3, as applicable; provided that the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitment or Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations; Funding of Borrowings.

The obligations of the Lenders hereunder are several and not joint. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Minimum Amounts.

(a) Borrowings and Conversions. Base Rate Loans and RFR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof. Each Borrowing, Conversion and Continuation of Term Benchmark Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(b) Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the aggregate principal amount of Loans then outstanding).

Section 3.6. Fees.

~~(a)~~ The Borrower agrees to pay the upfront, administrative and other fees of the Lenders, Agent and the Lead Arranger as may be agreed to in writing by the Borrower, Lenders, the Agent and the Lead Arranger from time to time, including pursuant to the Fee Letter.

~~(b) If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.12, the Borrower agrees to pay to the Agent for the account of each Lender a fee for each extension equal to 0.0625% of the outstanding principal amount of such Lender’s Loans at the time of such extension. Such fee shall be due and payable in full on the effective date of such extension.~~

Section 3.7. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Term Benchmark Loan, RFR Loan and Base Rate Loan (when not based on the Prime Rate) shall be computed on the basis of a year of 360 days and the actual number of days elapsed and any accrued interest on any Base Rate Loan (when based on the Prime Rate), any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 365 or 366, as the case may be, days and the actual number of days elapsed. Interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive absent manifest error.

Section 3.8. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

Section 3.9. Agreement Regarding Interest and Charges.

The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.2(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, in each case which are paid or to be paid by the Borrower in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.10. Statements of Account.

The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon Borrower absent demonstrable error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.11. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 12.3 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(b) the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.6); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

In the event that each of the Agent and the Borrower agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall purchase at par such of the Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage.

Section 3.12. Taxes.

(a) Defined Terms. For purposes of this Section 3.12, “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower under any Loan Document shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it or any Lender for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after Borrower’s receipt of written notice of demand therefor together with a certificate specifying the amount of such payment or liability and the calculation thereof in reasonable detail (with a copy to the Agent), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.5(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f) Evidence of Payments. Within a reasonable time after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.12, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.12(g) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) an executed copy of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.12 (including by the payment of additional amounts pursuant to this Section 3.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party in connection with obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) to the extent the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to, or to file for or pursue any refund of Taxes on behalf of, the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.12 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1. Additional Costs; Capital Adequacy.

(a) If any Regulatory Change shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate);

(ii) impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and (x) the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise) and (y) such Lender or other Recipient is generally imposing such costs or amounts on other borrowers of such Lender or other Recipient in similar circumstances, then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If (i) any Lender determines that any Regulatory Change regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) and (ii) such Lender is generally imposing such additional amount or amounts on other borrowers of such Lender in similar circumstances, then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Regulatory Change giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 4.2. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 4.2, if:

(i) the Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR Rate or Daily Simple SOFR; or

(ii) the Agent is advised by the Requisite Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans;

then the Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Continuation in accordance with the terms of Section 2.6, a new Notice of Conversion in accordance with the terms of Section 2.7 or a new Notice of Borrowing in accordance with the terms of Section 2.1(b), (1) any Notice of Continuation or Notice of Conversion that requests the conversion of any Loan to, or continuation of any Loan as, a Term Benchmark Loan and any Notice of Borrowing that requests a Term Benchmark Loan shall instead be deemed to be a Notice of Continuation, a Notice of Conversion or Notice of Borrowing, as applicable, for (x) an RFR Loan so long as the Adjusted Daily Simple SOFR Rate is not also the subject of Section 4.2(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR Rate also is the subject of Section 4.2(a)(i) or (ii) above and (2) any Notice of Borrowing that requests an RFR Loan shall instead be deemed to be a Notice of Borrowing for a Base Rate Loan; provided that if the circumstances giving rise to such notice affect only one Type of Loans, then all other Types of Loan shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 4.2(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Continuation in accordance with the terms of Section 2.6, a new Notice of Conversion in accordance with the terms of Section 2.7 or a new Notice of Borrowing in accordance with the terms of Section 2.1(b), (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute (x) an RFR Loan so long as the Adjusted Daily Simple SOFR Rate is not also the subject of Section 4.2(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR Rate also is the subject of Section 4.2(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute a Base Rate Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.2.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (c) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (d) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Loan or conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) an RFR Loan or conversion to RFR Loans during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for (1) a Term Benchmark Loan into a request for a borrowing of or conversion to (A) an RFR Loan so long as the Adjusted Daily Simple SOFR Rate is not the subject of a Benchmark Transition Event or (B) a Base Rate Loan if the Adjusted Daily Simple SOFR Rate is the subject of a Benchmark Transition Event or (2) an RFR Loan into a request for a Base Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 4.2, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute (x) an RFR Loan so long as the Adjusted Daily Simple SOFR Rate is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR Rate is the subject of a Benchmark Transition Event, and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute a Base Rate Loan.

Section 4.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain Term Benchmark Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender’s obligation to make, to Continue, or to Convert Base Rate Loans into Term Benchmark Loans shall be suspended until such time as such Lender may again make or maintain Term Benchmark Loans (in which case the provisions of Section 4.6 shall be applicable).

Section 4.4. Compensation.

Subject to delivery of a statement if requested by the Borrower as permitted below, the Borrower shall pay to the Agent for the account of each Lender, within 5 Business Days following the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (excluding lost profit and loss of margin) that such Lender reasonably determines is attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a Term Benchmark Loan, or Conversion of a Term Benchmark Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan;

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V to be satisfied) to borrow a Term Benchmark Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan or RFR Loan into a Term Benchmark Loan or Continue a Term Benchmark Loan on the requested date of such Conversion or Continuation; or

(c) the assignment of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 4.5.

Upon the Borrower’s request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.5. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.12 or 4.1, and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make Term Benchmark Loans or RFR Loans or to Continue, or to Convert Base Rate Loans or RFR Loans into, Term Benchmark Loans or RFR Loans shall be suspended pursuant to Section 4.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) a Lender becomes a Defaulting Lender or (d) a Lender does not vote in favor of any amendment, modification or waiver to the requirements of Section 9.7(c)(i)(y) or a Default or Event of Default under Section 10.1(m)(i), (ii), or (iii) and the Requisite Lenders shall have voted in favor of such amendment, modification or waiver, then, so long as there does not then exist any Default or Event of Default, the Borrower may either (i) demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Loans and any Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5(b) for a purchase price equal to the aggregate principal balance of the Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee, or (ii) solely, with respect to clause (c), pay to the Affected Lender the aggregate principal balance of the Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, whereupon the Loans and any Commitment of the Affected Lender shall be terminated and the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12 or 4.1 with respect to periods up to the date of replacement. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (A) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and such parties are participants), and (B) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 4.6. Treatment of Affected Loans.

If the obligation of any Lender to make Term Benchmark Loans or RFR Loans or to Continue, or to Convert Base Rate Loans or RFR Loans into, Term Benchmark Loans or RFR Loans shall be suspended pursuant to Section 4.3, then such Lender’s Term Benchmark Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Term Benchmark Loans (or, in the case of a Conversion required by Section 4.3, if such Lender has determined in good faith that it may not lawfully continue to maintain any Term Benchmark Loans to the end of the then current Interest Period, then on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) or on the date specified by such Lender for RFR Loans (without payment of any amount that Borrower would otherwise be obligated to pay pursuant to Section 4.4) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender’s Term Benchmark Loans or RFR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term Benchmark Loans or RFR Loans shall be applied instead to its Base Rate Loans; and

(b) any portion of such Lender’s Loans that would otherwise be made or Continued by such Lender as Term Benchmark Loans or RFR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Term Benchmark Loans or RFR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 that gave rise to the Conversion of such Lender’s Term Benchmark Loans or RFR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans or RFR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans or RFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term Benchmark Loans or RFR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitment Percentages.

Section 4.7. Change of Lending Office.

Each Lender agrees that it shall use reasonable efforts to designate an alternate Lending Office with respect to any portion of its Loan affected by the matters or circumstances described in Section 3.12, 4.1 or 4.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America. The Borrower hereby agrees to pay all reasonable, documented and out-of-pocket costs and expenses incurred by any Lender in connection with such designation.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.1. Conditions Precedent.

The effectiveness of this Agreement and obligation of the Lenders to make the Loans is subject to the following conditions precedent:

(a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i) counterparts of this Agreement executed by each of the parties hereto (which, subject to Section 12.14, may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page);

(ii) Notes executed by the Borrower, payable to each Lender and complying with the applicable provisions of Section 2.8;

(iii) the Facility Guaranty executed by the Parent and each other Person that the Borrower elects to make a Guarantor on the Effective Date;

(iv) an opinion of counsel to the Loan Parties, addressed to the Agent, the Lenders, in form and substance reasonably satisfactory to the Agent;

(v) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of the Borrower and each other Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party, or, in the case of the Parent only, certified by the Secretary or Assistant Secretary of the Parent;

(vi) a certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party or its constituent partners or members authorized to execute and deliver the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion;

(viii) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (i) the by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix) a certificate from a Responsible Officer of the Parent and the Borrower to the effect that (x) all representations and warranties of the Loan Parties contained in the Loan Documents are true, correct and complete in all material respects and (y) immediately after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default shall exist;

(x) the Fees then due and payable under Section 3.6, and any other Fees payable to the Agent, the Titled Agents and the Lenders on or prior to the Effective Date;

(xi) a Compliance Certificate calculated as of September 30, 2023 (updated to give pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of any Loans funded on the Effective Date);

(xii) [reserved];

(xiii) (A) all documentation and other information about the Loan Parties as shall have been reasonably requested by the Agent or any Lender that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and (B) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (B) shall be deemed to be satisfied); and

(xiv) such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request;

(b) In the good faith judgment of the Agent and the Lenders:

(i) There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status concerning the Parent or its Subsidiaries since December 31, 2022 that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii) The Parent, the Borrower and the Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Parent, the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents;

(c) No Default or Event of Default shall exist or would exist immediately after giving effect to the making of the Loans on such date;

(d) The representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of the making of such Loan; and

(e) The Borrower shall have (i) repaid in full and terminated the Term Loan Agreement dated as of July 22 2022, as amended, among the Borrower, the Parent, and Truist Bank, individually and as administrative agent, and (ii) repaid at least $190,000,000 of the outstanding term loans under the Term Loan Agreement dated as of January 31, 2023, among the Borrower, the Parent, Bank of America, N.A., as administrative agent, and the lenders party thereto, which repayments may occur substantially simultaneously with the effectiveness of this Agreement.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1. Representations and Warranties.

In order to induce the Agent and each Lender to enter into this Agreement and to make Loans, each of the Parent and the Borrower represents and warrants to the Agent and each Lender as follows:

(a) Organization; Power; Qualification. Each of the Parent, the Borrower, the Subsidiaries and the other Loan Parties is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b) Ownership Structure. As of the Agreement Date, Part I of Schedule 6.1(b) is a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Significant Subsidiary and/or an Excluded Subsidiary. Except as disclosed in such Schedule, as of the Agreement Date (i) each of the Parent, the Borrower and the Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date Part II of Schedule 6.1(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c) Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. Each Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which any Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally,

(d) Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law relating to any Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its respective properties may be bound, including without limitation, the Existing Revolving Credit Facility; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party.

(e) Compliance with Law; Governmental Approvals. Each of the Parent, the Borrower, each Subsidiary and each other Loan Party is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including without limitation, Environmental Laws) relating to the Parent, the Borrower, a Subsidiary or such other Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) Title to Properties. As of the Agreement Date, Part I of Schedule 6.1(f) is a complete and correct listing of all of the real property owned or leased by the Parent, the Borrower, each other Loan Party and each other Subsidiary. Each such Person (i) has good, marketable and legal title to, or a valid leasehold interest in, each Eligible Property owned by such Person and (ii) owns or has a valid leasehold interest in such Person’s respective other material assets.

(g) Existing Indebtedness. Schedule 6.1(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness of the Parent, the Borrower and the Subsidiaries, including without limitation, Guarantees of the Parent, the Borrower and the Subsidiaries, and indicating whether such Indebtedness is Secured Indebtedness or Unsecured Indebtedness.

(h) Litigation. Except as set forth on Schedule 6.1(h), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Parent, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Parent, the Borrower, any Subsidiary or any other Loan Party or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Parent, the Borrower, any Subsidiary or any other Loan Party which could reasonably be expected to have a Material Adverse Effect.

(i) Taxes. All federal, state and other tax returns of the Parent, the Borrower, any Subsidiary or any other Loan Party required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Parent, the Borrower, any Subsidiary and each other Loan Party and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Parent, the Borrower, its Subsidiaries or any other Loan Party is under audit. All charges, accruals and reserves on the books of the Parent, the Borrower and each Subsidiary and each other Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP.

(j) Financial Statements. The Parent has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal year ending December 31, 2022, and the related audited consolidated statements of operations, cash flows and shareholders’ equity for the fiscal year ending on such dates, with the opinion thereon of Deloitte and Touche LLP, and (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter ending September 30, 2023, and the related unaudited consolidated statements of operations, cash flows and shareholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal quarter ending on such date. Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or in the notes thereto, except as referred to or reflected or provided for in said financial statements.

(k) No Material Adverse Change. Since December 31, 2022, no event, condition, situation or status concerning the Parent or its Subsidiaries has occurred that has had or could reasonably be expected to result in a Material Adverse Effect. Each of the Borrower and the Parent is Solvent. The Parent, the Borrower and the other Loan Parties, taken as a whole, are Solvent. The Parent and its Subsidiaries, taken as a whole, are Solvent.

(l) ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(m) Not Plan Assets; No Prohibited Transaction. None of the assets of the Parent, the Borrower, any Subsidiary or any other Loan Party constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(n) Absence of Defaults. None of the Parent, the Borrower or any Subsidiary is in default in any material respect beyond any applicable grace period under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case: (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by the Parent, the Borrower, any Subsidiary or any other Loan Party under any agreement (other than this Agreement) or judgment, decree or order to which the Parent, the Borrower or any Subsidiary or other Loan Party is a party or by which the Parent, the Borrower or any Subsidiary or other Loan Party or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Environmental Laws. Each of the Parent, the Borrower, the Subsidiaries and the other Loan Parties has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, (i) neither the Parent nor the Borrower is aware of, or has received notice of any events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Parent, the Borrower and the Subsidiaries, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material on or from any of the Properties of the Parent, the Borrower, or any Subsidiary; and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Parent’s and the Borrower’s knowledge, threatened, against the Parent, the Borrower or any Subsidiary relating in any way to Environmental Laws.

(p) Investment Company; Etc. None of the Parent, the Borrower, any Subsidiary or any other Loan Party is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money, otherwise obtain extensions of credit or repay indebtedness.

(q) Margin Stock. None of the Parent, the Borrower, any Subsidiary or any other Loan Party is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r) Affiliate Transactions. Except as permitted by Section 9.10, none of the Parent, the Borrower, any Subsidiary or any other Loan Party is a party to any transaction with an Affiliate.

(s) Intellectual Property. Each of the Parent, the Borrower, each other Loan Party and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright or other proprietary right of any other Person except where the failure to own or have the right to use such Intellectual Property without known conflict could not reasonably be expected to have a Material Adverse Effect. The Parent, the Borrower, each other Loan Party and each other Subsidiary have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property. No claim which could reasonably be expected to have a Material Adverse Effect has been asserted by any Person with respect to the use of any such Intellectual Property by the Parent, the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Parent, the Borrower, its Subsidiaries and the other Loan Parties, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Parent, the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t) Business. As of the Agreement Date, the Parent, the Borrower and the other Subsidiaries are engaged in the business of owning, managing, leasing, acquiring and making investments in office and industrial properties, together with other business activities incidental thereto.

(u) Broker’s Fees. No Loan Party is required to pay any broker’s or finder’s fee, commission or similar compensation with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

(v) Accuracy and Completeness of Information. All written information, reports and other papers and data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any Subsidiary or any other Loan Party in connection with, pursuant to or relating in any way to this Agreement, is true and accurate in all material respects on the date as of which such information, reports, and other papers and data is stated or certified. All financial statements (including in each case all related schedules and notes) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any Subsidiary or any other Loan Party in connection with, pursuant to or relating in any way to this Agreement, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower, any Subsidiary or any other Loan Party that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. As of the Effective Date, no fact is known to the Parent or the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1(j) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders.

(w) REIT Status. The Parent qualified as a REIT in the fiscal year most recently ended and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Parent to maintain its status as a REIT.

(x) Eligible Properties. As of the Agreement Date, Schedule 6.1(x) is a correct and complete list of all Eligible Properties. Schedule 6.1(x) sets forth as of the Agreement Date whether such Eligible Property is a CBD or Urban Infill Property, an Acquisition Property or a Development Property. Each of the assets included by the Parent in calculations of Unencumbered NOI satisfies all of the requirements contained in the definition of “Eligible Property”.

(y) Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and, to the extent they are acting in any capacity in connection with the credit facility established hereby, agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and, to the extent they are acting in any capacity in connection with the credit facility established hereby, agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agents of the Borrower or any Subsidiary to the extent that they are acting in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

(z) Patriot Act. No Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or enabling legislation or executive order relating thereto. Neither any Loan Party nor any of its Subsidiaries is in violation of, and neither the making of the Loans hereunder nor the use of the proceeds thereof will violate, (a) the Trading with Enemy Act, (b) any of the foreign assets control regulations of the United State Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in Section 1 of Executive Order 13224 of the President of the United States or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(aa) Affected Financial Institution. No Loan Party is an Affected Financial Institution.

(bb) Beneficial Ownership. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 6.2. Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Parent, the Borrower, any Subsidiary or any other Loan Party to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment hereto or thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Parent or the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Parent or the Borrower to the Agent and the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, ~~the date on which any extension of the Termination Date is effectuated pursuant to Section 2.12~~ and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6, the Parent and the Borrower shall comply with the following covenants:

Section 7.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.7, the Parent and the Borrower shall, and shall cause each Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2. Compliance with Applicable Law.

The Parent and the Borrower shall, and shall cause each Subsidiary to, comply with all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and, to the extent they are acting in any capacity in connection with the credit facility established hereby, agents with Anti-Corruption Laws and applicable Sanctions.

Section 7.3. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each Subsidiary to, protect and preserve all of its respective material properties, including, but not limited to, all material Intellectual Property, and maintain in good repair, working order and condition all material tangible properties, ordinary wear and tear excepted.

Section 7.4. Conduct of Business.

The Parent and its Subsidiaries, taken as a whole shall carry on, their respective businesses as described in Section 6.1(t).

Section 7.5. Insurance.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each Subsidiary and other Loan Party to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 7.6. Payment of Taxes and Claims.

The Parent and the Borrower shall, and shall cause each Subsidiary and other Loan Party to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which are more than 60 days past due and which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Parent, the Borrower, such Subsidiary or such other Loan Party, as applicable, in accordance with GAAP.

Section 7.7. Visits and Inspections.

The Parent and the Borrower shall, and shall cause each Subsidiary to, permit representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Agent (unless a Default or Event of Default shall exist, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Parent, the Borrower or such Subsidiary to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, the Parent and the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of the Parent and any Subsidiary with its accountants.

Section 7.8. Use of Proceeds.

The Borrower shall use the proceeds of the Loans for general corporate purposes only, including without limitation, repayment of Indebtedness and the payment of dividends. No part of the proceeds of the Loans will be used for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, the Borrower may use proceeds of the Loans to purchase the Parent’s capital stock and the Borrower’s partnership interests unless (i) such use will result in a violation of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or (ii) such use will require the Agent or any Lender to file any form or other documentation or take any other action in compliance with Regulation U or Regulation X of the Board of Governors of the Federal Reserve System and the Borrower has failed to provide the Agent prior written notice of such use and to execute, complete and deliver all such forms and other documentation and to take any other action as may be necessary for such compliance by the Agent or any Lender. The Borrower will not request any Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.9. Environmental Matters.

The Parent and the Borrower shall, and shall cause each Subsidiary and each other Loan Party to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If the Parent, the Borrower, any Subsidiary or any other Loan Party shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Parent, the Borrower, any Subsidiary or any other Loan Party alleging violations of any Environmental Law or requiring the Parent, the Borrower, any Subsidiary or any other Loan Party to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Parent, the Borrower, any Subsidiary or any other Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by the Parent, the Borrower, any Subsidiary or any other Loan Party. The Parent and the Borrower shall, and shall cause each Subsidiary and each other Loan Party to, take promptly all actions necessary to prevent the imposition of any Liens arising out of or related to any Environmental Laws on (i) any Eligible Property or (ii) any of their other respective properties, if (solely with respect to this clause (ii)), the imposition of such Lien could reasonably be expected to cause a Material Adverse Effect.

Section 7.10. Books and Records.

The Parent and the Borrower shall, and shall cause each Subsidiary to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

Section 7.11. Further Assurances.

The Parent and the Borrower shall, at their cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary to effectuate the provisions and intent of this Agreement and the other Loan Documents.

Section 7.12. New Subsidiaries/Guarantors.

(a) Guarantors. The Borrower may, at its option, cause any Subsidiary that is not already a Guarantor to become a Guarantor by executing and delivering to the Agent each of the following items, each in form and substance satisfactory to the Agent: (i) an Accession Agreement executed by such Subsidiary and (ii) the items that would have been delivered under Sections 5.1(a)(iv) through (viii) and (xiii) if such Subsidiary had been a Guarantor on the Effective Date.

(b) Release of a Guarantor. The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, a Guarantor (other than the Parent) from the Facility Guaranty so long as: (i) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1; (ii) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents; and (iii) the Agent shall have received such written request at least 5 Business Days (or such other period as may be acceptable to the Agent) prior to the requested date of release. Delivery by the Borrower to the Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 7.13. REIT Status.

The Parent shall at all times maintain its status as a REIT.

Section 7.14. Exchange Listing.

The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange, the American Stock Exchange or another nationally recognized stock exchange located in the United States and reasonably approved by the Agent or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

ARTICLE VIII. INFORMATION

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the Parent and the Borrower, as applicable, shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:

Section 8.1. Quarterly Financial Statements.

Not later than 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 60 days after the end of each of the first, second and third fiscal quarters of the Parent), the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief executive officer or chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

Section 8.2. Year-End Statements.

Not later than 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief executive officer or chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period and (b) accompanied by the report thereon of independent certified public accountants of recognized national standing, whose report shall be unqualified.

Section 8.3. Compliance Certificate; Other Reports.

At the time financial statements are furnished pursuant to Sections 8.1 and 8.2, and within 5 Business Days after the Agent’s reasonable request with respect to any other fiscal period, a certificate substantially in the form of Exhibit G (a “Compliance Certificate”) executed by the chief financial officer of the Parent: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Parent was in compliance with the covenants contained in Section 9.1 and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Parent and the Borrower with respect to such event, condition or failure. At the time financial statements are furnished pursuant to Sections 8.1 and 8.2, the Parent shall also deliver (A) a report, in form and detail reasonably satisfactory to the Agent, setting forth a statement of Funds From Operations for the period of four consecutive fiscal periods then ending; and (B) a report, in form and detail reasonably satisfactory to the Agent, setting forth a list of all Properties acquired by the Parent, the Borrower and the Subsidiaries since the date of the delivery of the previous such report, such list to identify such Property’s name, location, date acquired, acquisition cost, amount of related mortgage Indebtedness, if any, and the Occupancy Rate and Net Operating Income for such Property.

Section 8.4. Other Information.

(a) Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Parent or its Board of Directors by its independent public accountants;

(b) Securities Filings. Within 5 Business Days after the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, the Borrower, any Subsidiary or any other Loan Party shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c) Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any Subsidiary or any other Loan Party;

(d) Partnership Information. Promptly upon the mailing thereof to the partners of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(e) ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, and of which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

(f) Litigation. To the extent the Parent, the Borrower or any Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, the Borrower or any Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, the Borrower or any Subsidiary are being audited;

(g) Modification of Organizational Documents. A copy of any amendment to the articles of incorporation, bylaws, partnership agreement, operating agreement or other similar organizational documents of the Parent, the Borrower or any other Loan Party within 15 Business Days after the effectiveness thereof;

(h) Change of Financial Condition or Beneficial Ownership. Prompt notice of (i) any change in the business, assets, liabilities, financial condition or results of operations of the Parent, the Borrower or any Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect or (ii) any change in the information provided in any Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification;

(i) Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer of the Parent or the Borrower obtaining knowledge thereof: (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Parent, the Borrower, any Subsidiary or any other Loan Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(j) Judgments. Prompt notice of any order, judgment or decree in excess of $10,000,000 having been entered against the Parent, the Borrower, any Subsidiary or any other Loan Party or any of their respective properties or assets;

(k) Notice of Violations of Law. Prompt notice if the Parent, the Borrower, any Subsidiary or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;

(l) Change in Credit Rating. Commercially reasonable efforts to provide prompt written notice of any change in the Credit Rating of the Parent or the Borrower that is announced by the applicable Rating Agency (it being acknowledged and agreed that the failure to provide such notice shall not result in a Default or Event of Default); and

(m) Other Information. From time to time and promptly upon each request, (i) such certificates, documents or information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower or any Subsidiaries as the Agent or any Lender (through the Agent) may reasonably request and (ii) information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Section 8.5. Electronic Delivery of Certain Information.

(a) The Parent and the Borrower may deliver documents, materials and other information required to be delivered pursuant to Article VIII (collectively, “Information”) in an electronic format acceptable to the Agent by e-mailing any such Information to an e-mail address of the Agent as specified to the Borrower by the Agent from time to time. The Agent shall promptly post such Information on the Parent’s or the Borrower’s behalf on an internet or intranet website to which each Lender and the Agent has access, whether a commercial, third-party website (such as Intralinks or SyndTrak) or any other electronic platform chosen by the Agent to be its electronic transmission system (the “Platform”). Such Information shall only be deemed to have been delivered to the Lenders on the date on which such Information is so posted.

(b) In addition, the Parent and the Borrower may deliver Information required to be delivered pursuant to Sections 6.1(j), 8.1, 8.2, and 8.4(b) and (c) by posting any such Information to the Parent’s internet website (as of the Agreement Date, www.piedmontreit.com) or to the website of the Securities and Exchange Commission (www.sec.gov). Any such Information provided in such manner shall only be deemed to have been delivered to the Agent or a Lender (i) on the date on which the Agent or such Lender, as applicable, receives notice from the Borrower that such Information has been posted and (ii) only if such Information is publicly available without charge on such website. If for any reason, the Agent or a Lender either did not receive such notice or after reasonable efforts was unable to access such website, then the Agent or such Lender, as applicable, shall not be deemed to have received such Information. In addition to any manner permitted by Section 12.1, the Borrower may notify the Agent or a Lender that Information has been posted to such a website by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Agent or such Lender, as applicable. Notwithstanding the foregoing, (i) the Agent and each Lender is responsible for signing up, and agrees to sign up, for e-mail notifications by selecting “E-mail Alerts” on Parent’s Investor Relations webpage at http//investor.piedmontreit.com and submitting the e-mail address to which the Agent or such Lender, as the case may be, desires to have e-mail notifications delivered to the Agent or such

Lender and the Agent and each Lender hereby agree that such e-mail notifications to such e-mail addresses will satisfy the notification requirements of this subsection (b), and (ii) failure of the Agent or any Lender to sign up for such e-mail notifications or to keep such e-mail addresses current shall relieve the Borrower from any obligation to provide e-mail notifications to the Agent or such Lender in order for the Information required to be delivered pursuant to Sections 8.1, 8.2, and 8.4(b) to be deemed to have been delivered by the Borrower by the Borrower’s posting such Information to the Parent’s internet website.

(c) Notwithstanding anything in this Section to the contrary (i) the Parent and the Borrower shall deliver paper copies of Information to the Agent or any Lender that requests the Parent and the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given to the Borrower by the Agent or such Lender and (ii) in every instance the Parent shall be required to provide to the Agent a paper original of the Compliance Certificate required by Section 8.3.

(d) The Parent and the Borrower acknowledge and agree that the Agent may make Information, as well as any other written information, notices, demands, reports, data, certificates, documents, instruments, agreements and other materials relating to the Parent, the Borrower, any Subsidiary or any other Loan Party or any other materials or matters relating to this Agreement, any of the other Loan Documents or any of the transactions contemplated by the Loan Documents, in each case to the extent that the Agent’s communication thereof to the Lenders is otherwise permitted hereunder (collectively, the “Communications”) available to the Lenders by posting the same on the Platform. Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time in accordance with customary industry standards in effect from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, the Parent and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, the Parent and the Borrower hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution. THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT, THE LEAD ARRANGER, THE OTHER TITLED AGENTS, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL,

INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM. Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. Each of the Lenders, the Parent and the Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Agent’s generally applicable document retention procedures and policies. Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(e) The Agent shall have no obligation to request the delivery or to maintain copies of any of the Information or other materials referred to above, and in no event shall have any responsibility to monitor compliance by the Parent or the Borrower with any such requests. Each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such Information or other materials.

Section 8.6. Public/Private Information.

The Parent and the Borrower will cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Parent or the Borrower to the Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and will designate Information Materials (a) that are either available to the public or not material with respect to the Parent, the Borrower and the Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

ARTICLE IX. NEGATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the Parent and the Borrower shall comply with the following covenants:

Section 9.1. Financial Covenants.

The Parent shall not permit:

(a) Maximum Leverage Ratio. The ratio of (i) Total Indebtedness (net of, as of such date of determination, an amount equal to the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Total Indebtedness that matures within 24 months of such date of determination) to (ii) Total Asset Value (the “Total Leverage Ratio”), to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then such failure to comply with the foregoing covenant shall not constitute a Default or an Event of Default and the Parent shall be deemed to be in compliance with this Section 9.1(a) so long as (1) the Parent’s failure to comply with the foregoing covenant is in connection with the Parent’s (or any Consolidated Subsidiary’s) acquisition of a portfolio of Properties with a purchase price of at least 5.0% of Total Asset Value, (2) such acquisition is otherwise permitted hereunder, (3) such ratio does not exceed 0.60 to 1.00 for a period of more than four consecutive fiscal quarters (including the fiscal quarter in which such acquisition occurred) and (4) such ratio has not exceeded 0.60 to 1.00 at any other time during the current fiscal year of the Parent.

(b) Minimum Fixed Charge Coverage Ratio. The ratio of (i) Adjusted EBITDA for the period of four consecutive fiscal quarters of the Parent most recently ending to (ii) Fixed Charges of the Parent for such period, to be less than 1.50 to 1.00 at any time.

(c) Maximum Secured Indebtedness Ratio. The ratio of (i) Secured Indebtedness of the Parent to (ii) Total Asset Value, to exceed 0.40 to 1.00 at any time.

(d) Minimum Unencumbered Leverage Ratio. The ratio of (i) Unencumbered Asset Value to (ii) Unsecured Indebtedness of the Parent plus the Parent’s Share of Unsecured Indebtedness of its Consolidated Subsidiaries and Unconsolidated Affiliates (net of, as of such date of determination, an amount equal to the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of such Unsecured Indebtedness that matures within 24 months of such date of determination), to be less than 1.60 to 1.00 at any time.

(e) Minimum Unencumbered Interest Coverage Ratio. The ratio of (i) Unencumbered NOI for the period of four consecutive fiscal quarters of the Parent most recently ending to (ii) Unsecured Interest Expense for such period, to be less than 1.75 to 1.00 at any time.

Section 9.2. Restricted Payments.

If a Default or Event of Default specified in Section 10.1(a) or Section 10.1(b) exists, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2(a), the Parent and the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person provided, however, that the Borrower may declare and make cash distributions to the Parent and its other partners on a pro rata basis with respect to any fiscal year to the extent necessary for the Parent to distribute, and the Parent may so distribute, an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 7.13.

Section 9.3. Indebtedness.

The Parent and the Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately thereafter and after giving effect thereto, a Default or Event of Default would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

Section 9.4. [Reserved].

Section 9.5. Investments Generally.

The Parent and the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:

(a) ownership of Equity Interests in Subsidiaries and Unconsolidated Affiliates; provided that, only in the case such Investment is to be made in cash, notwithstanding anything to the contrary contained herein, the purchase or acquisition of additional Equity Interests in a Subsidiary or Unconsolidated Affiliate is permitted only so long as immediately prior to such purchase or acquisition, and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b) Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, provided that, only in the case such Investment is to be made in cash, so long as in each case immediately prior to such Investment, and after giving effect thereto, no Default or Event of Default is or would be in existence;

(c) Investments (including in the form of intercompany Indebtedness) made by Parent in the Borrower;

(d) Investments in Cash Equivalents;

(e) intercompany Indebtedness among the Parent, the Borrower and other Loan Parties provided that such Indebtedness is permitted by the terms of Section 9.3;

(f) loans and advances to officers and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices; and

(g) any other Investment so long as immediately prior to making such Investment, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence.

Section 9.6. Liens; Negative Pledges; Other Matters.

(a) The Parent and the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately following the creation, assumption or incurring of such Lien, a Default or Event of Default would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b) The Parent and the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into, assume or otherwise be bound by any Negative Pledge with respect to any Eligible Property or otherwise if, immediately prior to entering into, assuming or being bound by such Negative Pledge or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence hereunder.

(c) The Parent and the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary or a Subsidiary that is not a Wholly Owned Subsidiary) to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Parent, the Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Parent, the Borrower or any Subsidiary; (iii) make loans or advances to the Parent, the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Parent, the Borrower or any Subsidiary.

Section 9.7. Merger, Consolidation, Sales of Assets and Other Arrangements.

The Parent and the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, and whether affected pursuant to a Division or otherwise, all or substantially all of its business or assets, whether now owned or hereafter acquired; provided, however, that:

(a) any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any Loan Party (other than the Parent or the Borrower) so long as:

(i) immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and

(ii) in the case of a merger involving a Loan Party or a Subsidiary that owns or leases an Eligible Property, (x) the Borrower shall have given the Agent and the Lenders at least 10 Business Days’ prior written notice of such merger, such notice to include a certification to the effect that immediately after and after giving effect to such action, no Default or Event of Default is or would be in existence, (y) if the Subsidiary so merging is a Loan Party and the survivor entity is to be a Guarantor, the survivor entity shall, if requested by the Agent, have executed and delivered an assumption agreement in form and substance satisfactory to the Agent pursuant to which such survivor entity shall expressly assume all of such Loan Party’s Obligations under the Loan Documents to which it is a party, and (z) within 30 days after consummation of such merger, the survivor entity, if a Loan Party delivers to the Agent items of the type referred to in Sections 5.1(a)(v) through (viii) with respect to the survivor entity as in effect after consummation of such merger (if not previously delivered to the Agent and still in effect);

(b) the Parent, the Borrower, its Subsidiaries and the other Loan Parties may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c) a Person may merge with or into the Parent or the Borrower so long as:

(i) the Parent or the Borrower, as the case may be, is the survivor of such merger, or if the Parent or the Borrower is not the survivor, (w) the survivor is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (x) the survivor shall expressly assume, pursuant to an agreement in form satisfactory to the Agent, all obligations of Parent or the Borrower, as applicable, under the Loan Documents to which it is a party, and (y) individuals who constituted the Board of Directors of the Parent immediately prior to such merger constitute a majority of the Board of Directors of the Parent immediately following such merger;

(ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and

(iii) the Borrower shall have given the Agent and the Lenders at least 10 Business Days’ prior written notice of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii) (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Parent or the Borrower);

(d) the Parent, the Borrower and each Subsidiary may sell, transfer or dispose of assets among themselves; provided that (1) any such sale, transfer or disposition of an Eligible Property shall not result in an Event of Default under Section 9.1, and if an Event of Default has occurred and is continuing, such sales, transfers or dispositions of Eligible Properties shall only be among the Borrower and Subsidiaries of the Borrower that meet the requirements of clause (f) of the definition of Eligible Property, and (2) if an Event of Default has occurred and is continuing, such sales, transfers or dispositions of assets other than Eligible Properties shall only be among the Parent, the Borrower and Wholly Owned Subsidiaries of the Borrower.

Section 9.8. Fiscal Year.

The Parent shall not change its fiscal year from that in effect as of the Agreement Date.

Section 9.9. Modifications of Organizational Documents.

The Parent and the Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

Section 9.10. Transactions with Affiliates.

The Parent and the Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party), except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Parent, the Borrower or any Subsidiary and upon fair and reasonable terms which are no less favorable to the Parent, the Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate and (b) transactions solely among the Parent, the Borrower, other Loan Parties and Wholly Owned Subsidiaries.

Section 9.11. ERISA Exemptions.

The Parent and the Borrower shall not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

ARTICLE X. DEFAULT

Section 10.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

(b) Default in Payment of Interest and Other Obligations. (i) The Borrower shall fail to pay when due any interest on any of the Loans, and such failure shall continue for a period of 5 Business Days or (ii) the Borrower shall fail to pay when due any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and in each case, such failure shall continue for a period of ten (10) calendar days after the date on which the Borrower or such Loan Party receives notice of such failure from the Agent.

(c) Default in Performance. (i) The Borrower or the Parent shall fail to perform or observe any term, covenant, condition or agreement contained in Section 7.8, Section 8.1, Section 8.2, Section 8.3, Section 8.4(i) or in Article IX or (ii) the Borrower, the Parent or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only such failure shall continue for a period of 30 days after the date upon which the Borrower has received written notice of such failure from the Agent.

(d) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of any Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(e) Indebtedness Cross-Default; Derivatives Contracts.

(i) The Borrower, the Parent or any other Loan Party shall fail to pay when due and payable, within any applicable grace or cure period, the principal of, or interest on, any Indebtedness (other than (x) Indebtedness which is Nonrecourse Indebtedness to the Borrower, the Parent and each other Loan Party, (y) the Loans and (z) Indebtedness in respect of Derivatives Contracts) having an aggregate outstanding principal amount of $50,000,000 or more (“Material Indebtedness”);

(ii) (x) the maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof (other than as a result of actions taken by the Borrower, the Parent or a Loan Party in the ordinary course of business);

(iii) any other event shall have occurred and be continuing which permits any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity; or

(iv) as a result of any Loan Party’s failure to perform or observe any term, covenant, condition or agreement contained in any Derivatives Contract, such Derivatives Contract is terminated and the Derivatives Termination Value owed by such Loan Party as a result thereof is $50,000,000 or more;

provided that the conversion of Permitted Indebtedness by the holders or beneficial owners thereof or the repurchase of Permitted Indebtedness, in each case, in accordance with the terms of such Permitted Indebtedness shall not constitute a default, event or condition described in this clause (e), regardless of the settlement method applicable to any such conversion.

(f) Voluntary Bankruptcy Proceeding. The Parent, the Borrower, any other Loan Party or any Significant Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Parent, the Borrower, any other Loan Party or any Significant Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Parent, the Borrower, such Significant Subsidiary or such other Loan Party (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(h) Litigation; Enforceability. The Parent, the Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document or this Agreement, any Note, the Facility Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(i) Judgment. A judgment or order for the payment of money or for an injunction shall be entered against the Parent, the Borrower or any other Loan Party, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against the Parent, the Borrower and such other Loan Parties, $50,000,000 or (B) in the case of an injunction or other non-monetary judgment, such injunction or judgment could reasonably be expected to have a Material Adverse Effect.

(j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Parent, the Borrower or any other Loan Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $50,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

(k) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000 shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000.

(l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(m) Change of Control/Change in Management.

(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 33% of the total voting power of the then outstanding voting stock of the Parent;

(ii) During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office; or

(iii) The Parent or a Wholly Owned Subsidiary of the Parent shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower.

(n) An Event of Default under and as defined in the Existing Revolving Credit Facility shall occur.

Section 10.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a) Acceleration.

(i) Automatic. Upon the occurrence of an Event of Default specified in Section 10.1(f) or 10.1(g), (A) (i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (ii) all of the other Obligations (other than obligations in respect of Derivatives Contracts), including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) the Commitments and the obligation of the Lenders to make Loans hereunder shall immediately and automatically terminate.

(ii) Optional. If any other Event of Default shall exist, the Agent shall, at the direction of the Requisite Lenders: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations (other than obligations in respect of Derivatives Contracts), including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.

(b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d) Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Parent, the Borrower and the Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Parent, the Borrower and the Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 10.3. Allocation of Proceeds.

If an Event of Default shall exist and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a) amounts due the Agent in respect of fees and expenses due under Section 12.2;

(b) amounts due the Lenders in respect of fees and expenses due under Section 12.2, pro rata in the amount then due each Lender;

(c) payments of interest on the Loans, to be applied for the ratable benefit of the Lenders;

(d) payments of principal on the Loans, to be applied for the ratable benefit of the Lenders;

(e) amounts due the Agent and the Lenders pursuant to Sections 11.7 and 12.9;

(f) payment of all other Obligations and other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(g) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.4. Performance by Agent.

If the Borrower, the Parent or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower, the Parent or such Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower, the Parent or any other Loan Party under this Agreement or any other Loan Document.

Section 10.5. Rights Cumulative.

The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI. THE AGENT

Section 11.1. Authorization and Action.

Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The motivations of the Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Each Lender agrees that it will not assert any claim against the Agent based on an alleged breach of fiduciary duty by the Agent in connection with this Agreement and/or the transactions contemplated hereby. At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. The Agent shall not have any duties or obligations except those expressly set forth herein. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected and have no liability hereunder in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action (i) which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law unless the Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Agent may seek clarification or direction from the Requisite Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders (or all of the Lenders if explicitly required under any provision of this Agreement) have so directed the Agent to exercise such right or remedy. The Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Commitments as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. With the exception of Section 11.8 hereof, the provisions of this Article XI are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.

Section 11.2. Agent’s Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent, and may rely on the Register to the extent set forth in Section 12.5(c); (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any recitals, statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document or the contents of any certificate, report or other document delivered thereunder or in connection therewith; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Parent, the Borrower, any Loan Party or other Persons (except for the delivery to it of any certificate or document specifically required to be delivered to it pursuant to Section 5.1) or inspect the property, books or records of the Parent, the Borrower, any Loan Party or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto (including, for the avoidance of doubt, in connection with the Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; (f) shall be entitled to rely on, and shall incur no liability to any Lender under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone) and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof); and (g) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, the Parent or any of their respective Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. Unless set forth in writing to the contrary, the making of its Loan by a Lender shall constitute a certification by such Lender to the Agent and the other Lenders that the Borrower has satisfied the conditions precedent for Loans set forth in Sections 5.1 and 5.2 and that have not previously been waived by the Requisite Lenders.

Section 11.3. Notice of Defaults.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than an Event of Default under Section 10.1(a) or Section 10.1(b)(i)) unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If the Agent receives such a “notice of default”, the Agent shall give prompt notice thereof to the Lenders.

Section 11.4. Truist Bank as Lender.

Truist Bank, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Truist Bank in each case in its individual capacity. Truist Bank and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Truist Bank or its Affiliates may receive information regarding the Parent, the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

Section 11.5. Erroneous Payments.

(a) Each Lender hereby agrees that (x) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender under this Section 11.5(a) shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(d) Each party’s obligations under this Section 11.5(a) shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 11.6. Lender Credit Decision, Etc.

Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), and (iii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Parent, the Borrower, any other Loan Party, any Subsidiary or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Parent, the Borrower, any other Loan Party or any other Subsidiary, shall be deemed to constitute any such representation or warranty by the Agent to any

Lender. Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Titled Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Parent, the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Titled Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender. Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agent or the Lenders on the Effective Date.

Section 11.7. Indemnification of Agent.

Each Lender agrees to indemnify the Agent and its Related Parties (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Credit Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from such Agent-Related Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Agent following the advice of counsel to the Agent of which advice the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the

Borrower to do so), promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of the Agent’s own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent, and/or the Lenders arising under any Environmental Laws. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8. Successor Agent.

(a) The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Loan Documents (i) by the Requisite Lenders (other than the Lender then acting as Agent) or the Borrower as a result of its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment upon 30-days’ prior written notice to the Agent and (ii) by the Borrower as a result of it being a Defaulting Lender or meeting the criteria of a Defaulting Lender, in each case under clauses (a) through (c) of the definition thereof or under clause (d) of the definition thereof solely as a result of it (and not its direct or indirect parent) becoming the subject of a Bankruptcy Event or a Bail-In Action, upon 15 days’ prior written notice so long as Agent is still a Defaulting Lender (or meets the criteria of a Defaulting Lender) under the standards set forth above on the last day of such 15 day notice period. Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as Agent, in the case of the removal of the Agent under the immediately preceding sentence) shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and its Affiliates that are Qualified Institutions as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Agent’s giving of notice of resignation or the Lenders’ removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent’s resignation or removal hereunder as Agent, the provisions of this Article XI and Sections 12.2 and 12.9 shall continue to inure to the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Requisite Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than the Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Agent shall directly be given or made to each Lender.

Section 11.9. Titled Agents.

Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, or for any duties as an agent hereunder for the Lenders. The titles of “Lead Arranger”, “Book Manager”, “Co-Syndication Agent”, and “Co-Documentation Agent” are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 11.10. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent and not, for the avoidance of doubt, to or for the benefit of the Parent, the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent and each Lead Arranger and not, for the avoidance of doubt, to or for the benefit of the Parent, the Borrower or any other Loan Party, that none of the Agent, any Lead Arranger or any of their respective Affiliates is not a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Agent, and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE XII. MISCELLANEOUS

Section 12.1. Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Borrower:

Piedmont Operating Partnership, LP

5565 Glenridge Connector, Suite 450

Atlanta, GA 30342

Attn: Chief Financial Officer

Telephone: (770) 418-8800

Telecopy: (770) 418-8900

With a copy to:

King & Spalding LLP

1180 Peachtree Street

Atlanta, GA 30309

Attn: J. Craig Lee, Esq.

Telephone: (404) 572-2881

Telecopy: (404) 572-5135

If to the Agent:

Truist Bank, as Agent

Attn: Vincent Hughes

Real Estate Corporate & Investment Banking

303 Peachtree Street NE, 24th Floor

Atlanta, GA 30308

With a copy to:

Truist Legal & Public Affairs

Attn: CRE Legal

303 Peachtree Street NE, 9th Floor

Mail Code 803-05-09-20

Atlanta, GA 30308

And

Truist Bank

Agency Services

303 Peachtree Street, NE / 25th Floor

Atlanta, GA 30308

Attention: Karen Weich

Facsimile Number: 801-453-4108

If to a Lender:

To such Lender’s address or telecopy number, as applicable, set forth in its Administrative Details Form;

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when successfully transmitted during the hours of 9:00 A.M. and 5:00 P.M. (in the time zone of the recipient thereof) (any telecopied notice received after 5:00 P.M. in such time zone shall be effective on the next succeeding day); or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to any Loan Party (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.

Notices and other communications to the Lenders hereunder may be delivered or furnished by using Platform pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 12.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Agent for all reasonable third party out-of-pocket costs and expenses incurred in connection with the preparation, due diligence, administration, initial syndication, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent and costs and expenses in connection with the use of IntraLinks, Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights or any “work-out” under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and, without duplication of Section 12.9, any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Section 10.1(f) or 10.1(g), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

Section 12.3. Setoff.

Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Agent, each Lender, each Affiliate of the Agent or any Lender, and each Participant, at any time while an Event of Default exists, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, an Affiliate of a Lender or a Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender, any such Affiliate of the Agent or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2, and although such obligations shall be contingent or unmatured. If any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 3.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 12.4. Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT, THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT, THE PARENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT, THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.4(a).

(b) EACH OF THE PARENT, THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION (PURSUANT TO §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARENT, THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE PARENT, THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 12.5. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Agent and the Lenders and of their respective Affiliates) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in the immediately preceding subsection (A), the aggregate amount of Commitment and the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than, and the amount of such Commitment and Loans not subject to such assignment and not participated by such Lender, shall be at least equal to, $5,000,000 unless each of the Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment and Loans assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender which Affiliate is a Qualified Institution, or an Approved Fund which is a Qualified Institution; provided that the Borrower shall be deemed to have consented to an assignment of all or a portion of the Loans and Commitments unless it shall have objected thereto by written notice to the Agent within ten (10) Business Days after having received written notice thereof; and

(B) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of Commitment and Loans if such assignment is to a Person that is not already a Lender with a Commitment or Loans, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Agent an Administrative Details Form in which the assignee designates one or more Persons to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Parent and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

Subject to acceptance and recording thereof by the Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4, 12.2 and 12.9 and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.10 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c) Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of and the principal amount (and stated interest) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a Defaulting Lender, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of any Loan Document described in the second sentence of Section 12.6 that adversely affects such Participant. Subject to the immediately following subsection (e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.12, 4.1, 4.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 12.3 as though it were a Lender, provided such Participant agrees to be subject to Section 3.3 as though it were a Lender. Upon request from the Agent or the Borrower through the Agent, a Lender shall notify the Agent and the Borrower of the sale of any participation hereunder.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitment, Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.12 and 4.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation or the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.12 unless such Participant agrees, for the benefit of the Borrower and the Agent, to comply with Section 3.12(g) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 12.6. Amendments.

(a) Subject to Section 4.2(b), Section 4.2(c) and Section 12.6(f), except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders, (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto).

(b) Notwithstanding the foregoing, without the prior written consent of each Lender adversely affected thereby, no amendment, waiver or consent shall do any of the following:

(i) increase the amount of the Commitment or the principal amount of the Loans of any Lender (except for any increase in the Loan effectuated pursuant to Section 2.11) or subject the Lenders to any additional obligations;

(ii) reduce the principal of, or interest that has accrued or the rates of interest (except that changes to the definition of Total Leverage Ratio or any component thereof shall only require the consent of the Requisite Lenders) that will be charged on the outstanding principal amount of, the Loans or other Obligations;

(iii) reduce the amount of any Fees payable hereunder or postpone any date fixed for payment thereof;

(iv) modify the definition of the term “Termination Date” ~~(except as contemplated under Section 2.12)~~ or otherwise postpone any date fixed for any payment of any principal of or interest on, the Loans or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due);

(v) amend or otherwise modify the provisions of Section 3.2, Section 3.3 or Section 10.3;

(vi) modify the definition of the term “Requisite Lenders” or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 12.6 if such modification would have such effect;

(vii) release any Guarantor from its obligations under the Facility Guaranty (except as otherwise permitted under Section 7.12(b));

(viii) increase the number of Interest Periods permitted with respect to Loans under Section 2.3; or

(ix) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation without the written consent of each Lender directly affected thereby.

(c) Each request by the Borrower for the consent of any Lender to any amendment, waiver or consent shall be given in the form of a written notice to such Lender, and (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement and except for matters that require the consent of all Lenders or each Lender adversely affected thereby, unless a Lender shall give written notice to the Agent that it specifically objects to the requested amendment, waiver or consent within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such amendment, waiver or consent.

(d) No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents.

(e) No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right or power shall operate as a waiver thereof or otherwise be prejudicial thereto, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of any steps to enforce such right or power, preclude any other or further exercise of such right or power or any other right or power. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(f) If the Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. The Agent shall promptly provide a copy of such amendment to the Lenders.

Section 12.7. No Fiduciary Duty, Etc.

Each of the Parent and the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

Each of the Parent and the Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, each of the Parent and the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

Section 12.8. Confidentiality.

(a) Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under any Loan Document (or any Derivatives Contract with a Lender or the Agent) or any action or proceeding relating to any Loan Document (or any such Derivatives Contract) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed Eligible Assignee or Participant, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Parent or the Borrower and its obligations, (g) with the consent of the Borrower, (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications, and (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section actually known by the Agent or such Lender to be a breach of this Section or (y) becomes available to the Agent, any Lender or any Affiliate of the Agent or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower, provided that such source is not actually known by the Agent, such Lender or such Affiliate of the Agent or any Lender to be bound by, and in violation of, a confidentiality agreement with the Parent, the Borrower or another Loan Party. Neither Agent nor any Lender will use, nor will they consent to their respective Affiliates or such Affiliates’ respective partners, directors, officers, employees, agents, advisors or other representatives use of, Information obtained by the Agent or such Lender by virtue of the transactions contemplated by the Loan Documents or other relationships of the Agent or such Lender with the Borrower or the Parent in connection with the performance by the Agent or such Lender of services for other companies, and neither Agent nor any Lender will furnish any such Information to other companies, in either case, if prohibited by this Section. Notwithstanding the foregoing, the Agent and each Lender may disclose any such confidential information, without notice to the Parent or the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender. As used in this Section, the term “Information” means all information received from the Parent, the Borrower, any other Loan Party or any Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent, the Borrower, any other Loan Party or any Subsidiary or Affiliate and other than information pertaining to this Agreement routinely provided by arrangers and lenders to data service providers, including league table providers, that serve the lending industry, provided that, in the case of any such information received from the Parent, the Borrower, any other Loan Party or any Subsidiary or Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential or non-public. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing in this Section 12.8 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 12.8 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 12.8(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE PARENT AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE PARENT AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE DETAILS FORM A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 12.9. Indemnification.

(a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each of the Lenders and each Related Party of the foregoing Persons (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12 or 4.1 or expressly excluded from the coverage of such Section 3.12 or 4.1) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, mediation, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of the Loans; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, the Borrower and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violates a sanction enforced by the OFAC; or (x) any violation or non-compliance by the Parent, the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for (A) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party that are not the result of any act or omission of any Loan Party (other than any proceeding against an Indemnified Party solely in its capacity or in fulfilling its role as Agent or Lead Arranger).

(b) The Borrower’s indemnification obligations under this Section 12.9 shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 12.9 except to the extent such failure to notify materially and adversely affects the Borrower.

(c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder, upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f) If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g) The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 12.10. Termination; Survival.

At such time as all Commitments have terminated and all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full and none of the Lenders is obligated any longer under this Agreement to make Loans, this Agreement shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.12, 4.1, 4.4, 11.7, 12.2 and 12.9 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4, shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.11. Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.12. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

EACH OF THE LENDERS AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, NOTWITHSTANDING THE GOVERNING LAW PROVISIONS OF ANY APPLICABLE LOAN DOCUMENT, ANY CLAIMS BROUGHT AGAINST THE AGENT BY ANY LENDER RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE CONSUMMATION OR ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 12.13. Patriot Act.

The Lenders and the Agent each hereby notifies the Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower and the other Loan Parties in accordance with such Act and the Beneficial Ownership Regulation.

Section 12.14. Counterparts; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 12.15. Obligations with Respect to Loan Parties.

The obligations of the Parent and the Borrower to direct or prohibit the taking of certain actions by the Subsidiaries and the other Loan Parties as specified herein shall be absolute and not subject to any defense the Parent or the Borrower may have that the Parent or the Borrower does not control such Subsidiaries or other Loan Parties.

Section 12.16. Limitation of Liability.

(a) Neither the Agent nor any Lender nor any Lead Arranger, nor any Related Party of the foregoing Persons (each such Person being called a “Lender-Related Person”) shall have any liability with respect to, and each of the Parent and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Parent or the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each of the Parent and the Borrower hereby waives, releases, and agrees not to sue or assert against any Lender-Related Person for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby. No Lender-Related Person shall be liable for any damages (and the Borrower agrees not to assert any claim for damages) arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent arising from such Lender-Related Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment.

(b) None of the Parent, the Borrower, any other Loan Party or any Related Party of the foregoing Persons shall have any liability with respect to, and each of the Agent and the Lenders hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Agent or the Lenders in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each of the Agent and the Lenders hereby waives, releases, and agrees not to sue the Parent, the Borrower or any other Loan Party or any Related Party of the foregoing Persons for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby. Notwithstanding the foregoing, nothing in this clause (b) shall relieve the Borrower of any obligation it may have to indemnify the Agent or a Lender against special, indirect, consequential or punitive damages required to be paid by such Person to a third party.

Section 12.17. Entire Agreement.

This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 12.18. Construction.

The Agent, the Parent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Parent, the Borrower and each Lender.

Section 12.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.20. Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 12.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signatures on Following Pages]